As filed with the Securities and Exchange Commission on September 14, 2005
                                           Registration Statement No. 333-109997

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                _________________

                            POST-EFFECTIVE AMENDMENT
                                    NO 1. TO

                                    FORM SB-2
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                                _________________

                              TREY RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

         Delaware
      (State or Other                                           16-1633636
      Jurisdiction of                    7373                (I.R.S. Employer
      Incorporation or       (Primary Standard Industrial     Identification
       Organization)         Classification Code Number)          Number)
                                 5 Regent Street
                              Livingston, NJ 07039
                                 (973) 758-9555
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices and principal place of business)
                                _________________

                                   Mark Meller
                             Chief Executive Officer
                                 5 Regent Street
                              Livingston, NJ 07039
                                 (973) 758-9555
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                _________________

                                   Copies to:

                               Scott S. Rosenblum
                       Kramer Levin Naftalis & Frankel LLP
                           1177 Avenue of the Americas
                            New York, New York 10022
                            Telephone: (212) 715-9100
                            Telecopy: (212) 715-8000

   Approximate date of commencement of proposed sale to public: At such time or times as may be determined by the selling stockholders after this registration statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [ ]

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

   The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                              TREY RESOURCES, INC.

                              1,117,321,098 SHARES

                                       OF

                              CLASS A COMMON STOCK

                                _________________

      This prospectus relates to the offering of up to 1,117,321,098 shares of Class A Common Stock of Trey Resources, Inc., or Trey, by certain persons who are, or will become, stockholders of Trey. Please refer to "Selling Stockholders" beginning on page 13. Trey is not selling any shares of Class A Common Stock in this offering and therefore will not receive any proceeds from this offering. Trey will, however, receive proceeds from the sale of Class A Common Stock under the Equity Line of Credit, as described below. All costs associated with this registration statement will be borne by Trey. Trey has agreed to allow Cornell Capital Partners, L.P. to retain 6% of the proceeds raised by us under the Equity Line of Credit.

      The shares of Class A Common Stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of Class A Common Stock.

      The selling stockholders consist of:

      o Cornell Capital Partners, L.P. who intends to sell up to 1,112,071,098 shares of Class A Common Stock.

      o Elma S. Foin, Darryl A. Moy, Henry Tyler and Steven R. LeMott as holders of convertible debentures each of whom intends to sell up to 1,312,500 shares of Class A Common Stock purchased in a private offering for an aggregate of up to 5,250,000 shares.

      Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of Class A Common Stock under the Equity Line of Credit Agreement. Cornell Capital Partners, L.P. will pay a net purchase price of 91% of Trey's market price as calculated in the Equity Line of Credit Agreement. In addition, Trey has agreed to permit Cornell Capital Partners to retain an amount equal to 6% of the proceeds received by Trey and paid Cornell Capital Partners a one-time commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock. The discount to market price, the retained proceeds and commitment fee are underwriting discounts.

      With the exception of Cornell Capital Partners, L.P. which is deemed an "underwriter" within the meaning of the Securities Act of 1933, as amended, no other underwriter or person has been engaged to facilitate the sale of shares of Class A Common Stock in this offering. This offering will terminate after the accompanying registration statement is declared effective by the Securities and Exchange Commission and the selling stockholders dispose of all of the shares registered for resale under this registration statement.

      Our Class A Common Stock is traded on the Over-The-Counter Bulletin Board under the symbol "TYRIA.OB" On September 12, 2005, the closing sale price of our Class A Common Stock on the OTC Bulletin Board was $0.027 per share.

                                _________________

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 4.

                                _________________

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                _________________

                The date of this prospectus is ____________, 2005


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----



PROSPECTUS SUMMARY...........................................................1

SUMMARY CONDENSED CONSOLIDATED FINANCIAL INFORMATION.........................3

RISK FACTORS.................................................................4

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION..........................10

USE OF PROCEEDS.............................................................10

DETERMINATION OF OFFERING PRICE.............................................11

DILUTION....................................................................11

EQUITY LINE OF CREDIT.......................................................11

SELLING STOCKHOLDERS........................................................13

PLAN OF DISTRIBUTION........................................................13

LEGAL PROCEEDINGS...........................................................15

DIRECTORS AND EXECUTIVE OFFICERS............................................15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............17

DESCRIPTION OF SECURITIES...................................................17

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES.................................................................20

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION........20

EXPERTS.....................................................................21

DESCRIPTION OF BUSINESS.....................................................21

WHERE YOU CAN FIND MORE INFORMATION.........................................25

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS..................................................................25

DESCRIPTION OF PROPERTY.....................................................37

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................37

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS....................39

EXECUTIVE COMPENSATION......................................................40

FINANCIAL STATEMENTS.......................................................F-1

                               PROSPECTUS SUMMARY

      This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus carefully, including the section entitled "Risk Factors," and our Consolidated Financial Statements and the related Notes to those statements included in this prospectus. This prospectus contains certain forward-looking statements. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. See "Cautionary Note Regarding Forward-Looking Statements."

Our Business

      We are business consultants for small and medium sized businesses and value-added resellers and developers of financial accounting software. We also publish our own proprietary EDI software. We believe we are a leader in financial accounting solutions across a broad spectrum of industries focused on manufacturing and distribution. We specialize in software integration and deployment, programming, and training and technical support, aimed at improving the financial reporting and operational efficiencies of small and medium sized companies. The sale of our financial accounting software is concentrated in the northeastern United States, while our EDI software and programming services are sold to corporations nationwide.

      We differentiate ourselves from traditional software resellers through our wide range of value-added services, consisting primarily of programming, training, technical support, and other consulting and professional services. We also provide software customization, data migration, business consulting, and implementation assistance for complex design environments. Our strategic focus is to respond to our customers' requests for interoperability and provide solutions that address broad, enterprise-wide initiatives.

      Our product sales are cyclical, and increase when the developer of a specific software product offers new versions, promotions or discontinues support of an older product.

      As is common among software resellers, we purchase our products from our suppliers with a combination of cash and credit extended by the supplier. We do not carry significant inventory, and generally place an order with the supplier only after receiving a firm commitment from our customer. Except in unusual situations, we do not allow our customers to return merchandise and rarely offer extended payment terms to our customers.

      Trey Resources, Inc. is a Delaware corporation. Our principal offices and facilities are located at 5 Regent Street, Livingston, NJ 07039 and our telephone number is (973) 758-9555. Our web site address is www.treyresources.com. The information contained on our web site is not part of this prospectus.

The Offering

      This offering relates to the sale of Class A Common Stock by certain persons who are, or will become, stockholders of Trey. The selling stockholders consist of:

      o Cornell Capital Partners, L.P. who intend to sell up to 1,112,071,098 shares of Class A Common Stock.

      o Elma S. Foin, Darryl A. Moy, Henry Tyler and Steven R. LeMott as holders of convertible debentures, each of whom intends to sell up to 1,312,500 shares of Class A Common Stock purchased in private offerings for an aggregate of up to 5,250,000 shares.

      Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of Class A Common Stock for a total purchase price of $10.0 million. The amount of each maximum advance amount is $150,000 per advance notice, however, at our discretion, the first advance notice pursuant to the Equity Line of Credit may be up to $600,000. A minimum of seven trading days must pass between each advance notice. Cornell Capital Partners, L.P. will purchase the shares of Class A Common Stock for a 9% discount to the prevailing market price of our Class A Common Stock. In addition, Cornell Capital Partners retained

6% of each advance under the Equity Line of Credit, and received a one-time commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock at the time we became public. Cornell Capital Partners, L.P. intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. The obligation of Cornell Capital Partners, L.P. to purchase the shares terminates upon the suspension of the effectiveness of this registration statement for an aggregate of fifty days or the failure of Trey to remedy a material breach of the Equity Line of Credit Agreement within thirty days of receipt of notice. The initial closing under the Equity Line of Credit Agreement and each subsequent closing of a purchase and sale of shares are conditioned upon the satisfaction of customary representations and warranties by Cornell Capital Partners, L.P. and customary clauses regarding the absence of material adverse changes of either party.

      Among other things, this prospectus relates to the shares of Class A Common Stock to be issued under the Equity Line of Credit.

Class A Common Stock Offered     1,117,321,098 shares by selling
                                 stockholders

Offering Price                   Market price

Class A Common Stock             100 shares of Class A Common Stock
Outstanding
Before the Offering

Class B Common Stock             0 shares of Class B Common Stock
Outstanding                      (which are convertible into Class
Before the Offering              A Common  Stock by dividing the
                                 number of Class B Common Stock
                                 being converted by a 50% discount
                                 of the lowest price Trey had  ever
                                 issued its Class A Common Stock

Use of Proceeds                  We will not receive any proceeds
                                 from the sale of shares of Class A
                                 Common Stock, or the sale of
                                 shares of Class A Common Stock
                                 issuable upon conversion of the
                                 debentures, in each case, offered
                                 by the selling stockholders. Any
                                 proceeds we receive from the sale
                                 of Class A Common Stock under the
                                 Equity Line of Credit will be used
                                 for sales and marketing, working
                                 capital purposes and acquisitions.
                                 See "Use of Proceeds."

Risk Factors                     The securities offered hereby
                                 involve a high degree of risk and
                                 immediate substantial dilution.
                                 You should read carefully the
                                 factors discussed under Risk
                                 Factors beginning on page 4 and
                                 the other information included in
                                 this prospectus before investing
                                 in our securities. Several of the
                                 most significant risk  factors
                                 include:

                                    o     Future sales by our stockholders may
                                          adversely affect our stock price and
                                          our ability to raise funds in new
                                          stock offerings;

                                    o     Existing stockholders will experience
                                          significant dilution from our sale of
                                          shares under the Equity Line of
                                          Credit;

                                    o     The investor under the Equity Line of
                                          Credit will pay less than the
                                          then-prevailing market price for our
                                          Class A Common Stock;

                                    o     The selling stockholders intend to
                                          sell their shares of Class A Common
                                          Stock in the public market, which
                                          sales may cause our stock price to
                                          decline; and

                                    o     The sale of our stock under our Equity
                                          Line of Credit could encourage short
                                          sales by third parties, which could
                                          contribute to the further decline of
                                          our stock price.


                   SUMMARY CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                                                For the six months ended     For the year ended
                                                ------------------------     -----------------------
                                                  June 30,     June 30,   December 31,  December 31,
                                                    2005         2004         2004          2003
                                                  --------     --------   ------------  ------------

Statement of Operations Data:
   Sales                                         $1,964,941  $  215,075   $1,703,281    $   1,350
   Cost of sales                                  1,223,880     110,551    1,004,645       18,435
   Gross profit                                     741,061     104,524      698,636      (17,085)
   Selling, general and administration
       Expenses                                   1,256,743   1,176,974    2,666,196      359,840
   Loss from operations                            (515,682) (1,072,450)  (1,967,560)    (376,925)
   Net loss                                        (852,491) (1,268,179)  (2,390,705)    (397,605)

                                                  June 30,     June 30    December 31,  December 31,
                                                    2005         2004         2004          2003
                                                  --------     --------   ------------  ------------
Balance Sheet Data:
   Current assets                                $1,312,708  $  511,768   $  707,472    $ 114,134
   Intangible assets                              1,062,040   1,008,041    1,062,040        9,000
   Liabilities                                    3,570,051   2,696,922    3,104,351      453,467
   Stockholders' equity (deficiency)               (994,939) (1,072,999)  (1,201,531)    (330,333)

                                  RISK FACTORS

      You should carefully consider each of the following risk factors and all of the other information in this prospectus. The following risks relate principally to the Offering and Trey's business. If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of operations of Trey could be materially adversely affected. If that happens, the trading prices of Trey shares could decline significantly. The risk factors below contain forward-looking statements regarding the Offering and Trey. Actual results could differ materially from those set forth in the forward-looking statements. See Cautionary Statement Regarding Forward-Looking Statements below.

Risks Related to Our Operations

We have a limited operating history.

      We did not begin our value added reseller, software, and consulting business until June 2004. Accordingly, we have a limited operating history on which to base an evaluation of our business and prospects. We cannot assure stockholders that our business strategy will be successful or that we will successfully address the risks involved in operating our business. Our failure to do so could materially adversely affect our business, financial condition and operating results.

We have historically lost money and may continue to lose money in the future.

      For the years ended December 31, 2004 and 2003, we had net losses of $2,390,705 and $397,605, respectively, and net losses of $0.21 and $0.13 per share, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because our operations may not be profitable. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

We cannot accurately forecast our future revenues and operating results, which may fluctuate.

      Our short operating history and the rapidly changing nature of the markets in which we compete make it difficult to accurately forecast our revenues and operating results. Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

      o     the timing of sales of our products and services;

      o the timing of product implementation, particularly large design projects;

      o     unexpected delays in introducing new products and services;

      o increased expenses, whether related to sales and marketing, product development, or administration;

      o deferral in the recognition of revenue in accordance with applicable accounting principles, due to the time required to complete projects;

      o     the mix of product license and services revenue; and

      o     costs related to possible acquisitions of technology or businesses.

We may fail to develop new products, or may incur unexpected expenses or delays.

      Although we currently have fully developed products available for sale, we may also develop various new technologies, products and product features and may rely on them to remain competitive. Due to the risks inherent in developing new products and technologies--limited financing, competition, obsolescence, loss of key personnel, and other factors--we may fail to develop these technologies and products, or may experience lengthy and costly delays in doing so. Although we are able to license some of our technologies in their current stage of development, we cannot assure that we will be able to develop new products or enhancements to our existing products in order to remain competitive.

If we cannot raise additional capital to finance future operations, we may need to curtail our operations in the future.

      We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowings and sales of securities from third parties. We cannot assure you that financing from external sources will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. While we have recently raised working capital to fund our operations that we believe should be sufficient for the next 12 months, we will subsequently need to raise additional capital to fund our future operations.

Because our financial accounting software, EDI software, and business consulting businesses are still evolving, we may experience difficulties that could prevent us from becoming profitable.

      Because our financial accounting software, EDI software, and business consulting businesses are still evolving, we may experience the difficulties frequently encountered by companies in the early stage of development in new and evolving markets. These difficulties include the following:

      o substantial delays and expenses related to testing and developing new products;

      o marketing and distribution problems encountered in connection with our new and existing products and technologies;

      o     competition from larger and more established companies;

      o     delays in reaching our marketing goals;

      o difficulty in recruiting qualified employees for management and other positions;

      o     lack of sufficient customers, revenues and cash flow; and

      o     limited financial resources.

      We may continue to face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our business will suffer and our stock price could decline.

If our technologies and products contain defects or otherwise do not work as expected, we may incur significant expenses in attempting to correct these defects or in defending lawsuits over any such defects.

      Software products are not currently accurate in every instance, and may never be. Furthermore, we could inadvertently release products and technologies that contain defects. In addition, third-party technology that we include in our products could contain defects. We may incur significant expenses to correct such defects. Clients who are not satisfied with our products or services could bring claims against us for substantial damages. Such claims could cause us to incur significant legal expenses and, if successful, could result in the plaintiffs being awarded significant damages. Our payment of any such expenses or damages could prevent us from becoming profitable.

Our success is highly dependent upon our ability to compete against competitors that have significantly greater resources than we have.

      The financial accounting software, EDI software, and business consulting industries are highly competitive, and we believe that this competition will intensify. Many of our competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger client bases than we do. Our competitors could use these resources to market or develop products or services that are more effective or less costly than any or all of our products or services or that could render any or all of our products or services obsolete. Our competitors could also use their economic strength to influence the market to continue to buy their existing products.

If we are not able to protect our trade secrets through enforcement of our confidentiality and non-competition agreements, then we may not be able to compete effectively and we may not be profitable.

      We attempt to protect our trade secrets, including the processes, concepts, ideas and documentation associated with our technologies, through the use of confidentiality agreements and non-competition agreements with our current employees and with other parties to whom we have divulged such trade secrets. If the employees or other parties breach our confidentiality agreements and non-competition agreements or if these agreements are not sufficient to protect our technology or are found to be unenforceable, our competitors could acquire and use information that we consider to be our trade secrets and we may not be able to compete effectively. Most of our competitors have substantially greater financial, marketing, technical and manufacturing resources than we have, and we may not be profitable if our competitors are also able to take advantage of our trade secrets.

We may unintentionally infringe on the proprietary rights of others.

      Many lawsuits currently are being brought in the software industry alleging violation of intellectual property rights. Although we do not believe that we are infringing on any patent rights, patent holders may claim that we are doing so. Any such claim would likely be time-consuming and expensive to defend, particularly if we are unsuccessful, and could prevent us from selling our products or services. In addition, we may also be forced to enter into costly and burdensome royalty and licensing agreements.

Our two officers control a significant percentage of our capital stock and have sufficient voting power to control the vote on substantially all corporate matters.

      As of September 6, 2005, Jerome R. Mahoney and Mark Meller, our Non-Executive Chairman of the Board of Directors and our Chief Executive Officer, respectively, owned approximately 44.4% and 30.2%, respectively, of our outstanding shares of our Class A Common Stock (assuming the conversion of outstanding debt into shares of Class A Common Stock and/or Class B Common Stock). Mr. Mahoney and Mr. Meller may be able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership, which is not subject to any voting restrictions, could limit the price that investors might be willing to pay for our Class A Common Stock. In addition, Mr. Mahoney and Mr. Meller are in a position to impede transactions that may be desirable for other stockholders. They could, for example, make it more difficult for anyone to take control of us.

Our industry is characterized by rapid technological change and failure to adapt our product development to these changes may cause our products to become obsolete.

      We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

The trend toward consolidation in our industry may impede our ability to compete effectively.

      As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a significant adverse effect on our future revenues and operating results.

We face intense price-based competition for licensing of our products which could reduce profit margins.

      Price competition is often intense in the software market. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins.

If we lose the services of any of our key personnel, including our Non-Executive Chairman of the Board of Directors or Chief Executive Officer, our business may suffer.

      We are dependent on our key officers, Jerome R. Mahoney and Mark Meller, our Non-Executive Chairman of the Board of Directors and our Chief Executive Officer, respectively, and our key employees in our operating subsidiary, specifically Jeffrey Roth, Lynn Berman, and Gary Berman. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. In an attempt to minimize the effects of such loss, we presently maintain $500,000 key-man term life insurance policies on Ms. Berman and Mr. Berman, and have an application pending for a similar amount of insurance on the life of Mr. Roth.

Following the distribution of our shares to the stockholders of iVoice, Inc., our Non-Executive Chairman of the Board of Directors may have conflicts of interest, and we do not have any formal procedure for resolving any such conflicts in the future.

      Following the distribution of shares of our Class A Common Stock to the stockholders of iVoice, Inc., as described in our registration statement on Form SB-2 dated February 13, 2004, our Non-Executive Chairman of the Board of Directors, Jerome R. Mahoney, has the right to convert $286,829 of indebtedness (which includes accrued interest of 9.5% per annum) into 286,829 shares of Class B Common Stock of Trey Resources, which will be convertible into an indeterminable number of shares of Class A Common Stock of Trey Resources. This could create, or appear to create, potential conflicts of interest when our Non-Executive Chairman is faced with decisions that could have different implications for Trey Resources. Examples of these types of decisions might include any of the potential business acquisitions made by us or the resolution of disputes arising out of the agreements governing the relationship between iVoice and us following the distribution. Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely effect the public's perception of us following the distribution. Furthermore, we do not have any formal procedure for resolving any such conflicts of interest if they do arise.

Risks Related to Our Offering

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

      Sales of shares of our Class A Common Stock in the public market following this offering could lower the market price of our shares. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. In addition, we have debentures convertible into 2,230,125 shares of Class A Common Stock (assuming a market price of $0.008 per share used in calculating the conversion price). Upon issuance of the maximum number of shares being registered under the Equity Line of Credit, there will be an additional 1,117,321,098 shares of Class A Common Stock outstanding (including the shares available for issuance upon conversion of the debentures). All of these shares of Class A Common Stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement and the sale to the investor under the terms of the Equity Line of Credit agreement.

Existing stockholders will experience significant dilution from our sale of shares under the Equity Line of Credit.

      The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our Class A Common Stock could decline. In addition, for a given advance, we will need to issue a greater number of shares of Class A

Common Stock under the Equity Line of Credit as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

The investor under the line of credit will pay less than the then-prevailing market price of our Class A Common Stock.

      The Class A Common Stock to be issued under the Equity Line of Credit will be issued at a 9% discount to the lowest closing bid price for the 5 days immediately following the notice date of an advance. These discounted sales could cause the price of our Class A Common Stock to decline.

      Further, because the investor under the Equity Line of Credit will acquire our Class A Common Stock at a discount, it will have an incentive to sell immediately in order to realize a gain on the difference. This incentive to sell immediately into the public market to realize a gain on the difference accelerates if the market price of our Class A Common Stock declines.

The selling stockholders intend to sell their shares of Class A Common Stock in the public market, which sales may cause our stock price to decline.

      The selling stockholders intend to sell the shares of Class A Common Stock being registered in this offering in the public market. That means that up to 1,117,321,098 shares of Class A Common Stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

The sale of our stock under our Equity Line of Credit could encourage short sales by third parties, which could contribute to the further decline of our stock price.

      The significant downward pressure on the price of our Class A Common Stock caused by the sale of material amounts of Class A Common Stock under the Equity Line of Credit could encourage short sales by third parties. Such an event could place further downward pressure on the price of our Class A Common Stock.

Our Class A Common Stock is thinly traded and we cannot predict the extent to which a more active trading market will develop.

      Our Class A Common Stock is thinly traded compared to larger more widely known companies. Thinly traded Class A Common Stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the Class A Common Stock will develop or be sustained after this offering.

The price you pay in this offering will fluctuate and may be higher or lower than the prices paid by other people participating in this offering.

      The price in this Offering will fluctuate based on the prevailing market price of the Class A Common Stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this Offering may be higher or lower than the prices paid by other people participating in this offering.

We may not be able to access sufficient funds under the Equity Line of Credit when needed.

      We are dependent on external financing to fund our operations. Our financing needs are expected to be provided from the Equity Line of Credit, in large part. No assurances can be given that such financing will be available in sufficient amounts or at all when needed.

The issuance of shares of Class A Common Stock under this offering could result in a change of control.

      We are registering 1,117,321,098 shares of Class A Common Stock in this offering. These shares represent greater than 93.4% of our outstanding Class A Common Stock, and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of Trey by electing its or their own directors.

Risks Related to Our Securities

The price of our stock may be affected by a limited trading volume and may fluctuate significantly.

      There has been a limited public market for our Class A Common Stock and there can be no assurance that an active trading market for our stock will continue. An absence of an active trading market could adversely affect our stockholders' ability to sell our Class A Common Stock in short time periods, or possibly at all. Our Class A Common Stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our Class A Common Stock to fluctuate substantially.

Our Class A Common Stock is deemed to be "penny stock," which may make it more difficult for investors to sell their shares due to suitability requirements

      Our Class A Common Stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our Class A Common Stock by reducing the number of potential investors. This may make it more difficult for investors in our Class A Common Stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

      o     With a price of less than $5.00 per share

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

Future sales of our Class A Common Stock could cause our stock price to decline.

      The sale of a large number of our shares, or the perception that such a sale may occur, could lower our stock price. Such sales could make it more difficult for us to sell equity securities in the future at a time and price that we consider appropriate. As of September 6, 2005, approximately 9,527,762 shares of our Class A Common Stock could be considered "restricted securities" and saleable only upon registration under the Securities Act of 1933, upon compliance with Rule 144 of the Securities Act, or pursuant to another exemption from registration.

Issuance of our reserved shares of Class A Common Stock may significantly dilute the equity interest of existing stockholders.

      We have reserved for issuance shares of our Class A Common Stock upon exercise or conversion of stock options, warrants, or other convertible securities that are presently outstanding. Issuance of these shares will have the effect of diluting the equity interest of our existing stockholders and could have an adverse effect on the market price for our Class A Common Stock. As of September 6, 2005, we had all of our remaining 9,923,532,161 authorized shares available for future issuance, of which approximately 1,070,327,837 are reserved.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

      The prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements include those regarding our goals, beliefs, plans or current expectations and other statements regarding matters that are not historical facts. For example, when we use words such as "project," "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "could," or "may," or other words that convey uncertainty of future events or outcome, we are making forward-looking statements. Our forward-looking statements are subject to risks and uncertainties. You should note that many important factors, some of which are discussed elsewhere in this prospectus, could affect us in the future and could cause our results to differ materially from those expressed in our forward-looking statements. You should read these factors, including the information under "Risk Factors" beginning on page 4, and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. We do not undertake any obligation to update forward-looking statements made by us.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our Class A Common Stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of Class A Common Stock in this offering. However, we will receive the proceeds from the sale of shares of Class A Common Stock to Cornell Capital Partners, L.P. under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 91% of the lowest closing bid price of our Class A Common Stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice date. Cornell Capital Partners, L.P. will retain 6% of each advance.

      For illustrative purposes, Trey has set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. For the purposes of this table, Trey assumes a purchase price per share of Class A Common Stock of $.0091, equal to 91% of an assumed market price of $.01 per share (549,450,549 and 1,098,901,098 shares of Class A Common Stock, respectively). The table assumes estimated total offering expenses of $136,148, plus the 6% retainage.


Gross Proceeds                                 $5,000,000  $10,000,000
Net Proceeds                                   $4,563,852  $ 9,263,852
Use of Proceeds:                                   Amount       Amount
-----------------------------------------------------------------------
Sales and Marketing                             $ 500,000    $1,000,000

Working Capital and general corporate          $4,063,852    $8,263,852
purposes which include employee salaries,      ----------    ----------
cost of additional personnel, support and management systems, legal and professional costs, and capital costs for computers, related equipment, and, potentially, acquisitions of other companies

Total                                          $4,563,852    $9,263,852
                                               ==========    ==========

      Except for the Equity Line of Credit, the convertible debentures and working capital from operations, we have no other significant sources of working capital or cash commitments. We cannot assure you that we will raise sufficient funds from these financing arrangements, or that we will produce sufficient revenues from product sales to sustain our operations or, that a market will develop for our Class A Common Stock upon which a significant amount of our financing is dependant. To date, we have incurred substantial losses, and may from time to time require financing for working capital to meet our operating obligations. While we have recently raised sufficient working capital to fund our operations for what we believe should be sufficient for the next six months, we will subsequently need to raise additional capital to fund our future operations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

                         DETERMINATION OF OFFERING PRICE

      The selling stockholders may sell shares in any manner at the current market price.

                                    DILUTION

      The net tangible book value of Trey as of June 30, 2005 was $(2,056,979) or $(.03014) per share of Class A Common Stock. Net tangible book value per share is determined by dividing the tangible book value of Trey (total tangible assets less total liabilities) by the number of outstanding shares of our Class A Common Stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Trey, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the Class A Common Stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.01 per share.

      If we assume that Trey had issued 961,923,297 (1) shares of Class A
Common Stock under the Equity Line of Credit at an assumed offering price of $0.01 per share (i.e., the maximum number of shares needed in order to raise a total of $10.0 million under the Equity Line of Credit), less a retention fee of $450,000 and additional offering expenses of $40,000, our net tangible book value as of June 30, 2005 would have been $4,953,021 or $0.00481 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $.03495 per share and an immediate dilution to new stockholders of $0.00519 per share, or 51.9%. The following table illustrates the per share dilution:

Assumed public offering price per share                     $ .01000
Net tangible book value at June 30, 2005     ($ .03014)
Increase attributable to new investors        $ .03495
Net tangible book value per share after       ---------     $ .00481
this offering                                               --------
Dilution per share to new stockholders                      $ .00519
                                                            ========

      The offering price of our Class A Common Stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

         Assumed        No. of Shares to be    Dilution Per Share to
      Offering Price         Issued (1)            New Investors
      --------------    -------------------    ---------------------

          $0.010              961,923,297            $0.00519
          $0.008            1,202,404,121            $0.00410
          $0.006            1,603,205,495            $0.00304
          $0.004            2,404,808,241            $0.00200

(1) This represents the maximum number of shares of Class A Common Stock that will be required to be issued in order to raise a total of $10.0 million under the Equity Line of Credit at that price. As of June 30, 2005, Trey had drawn down $2,500,000 on the Equity Line of Credit and the remaining balance due on the loan is $1,253,502. This table does not give effect to the conversion of the convertible debentures.

                              EQUITY LINE OF CREDIT

Summary

      On January 27, 2003, as subsequently amended retroactively to January 27, 2003, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of up to $10.0 million. For each share of Class A Common Stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our Class A Common Stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain 6% of each advance under the Equity Line of Credit. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of Class A Common Stock with the Securities and Exchange Commission. The costs associated with this registration statement will be borne by us.

Equity Line of Credit Explained

      Pursuant to the Equity Line of Credit, we may periodically sell shares of Class A Common Stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 7 trading days. A closing will be held 6 trading days after such written notice at which time we will deliver shares of Class A Common Stock and Cornell Capital Partners, L.P. will pay the advance amount.

      We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10.0 million or two years after the effective date of the accompanying registration statement, whichever occurs first.

      The amount of each maximum advance amount is $150,000 per advance notice, however, at Trey's discretion, the first advance notice pursuant to the Equity Line of Credit may be up to $600,000. The amount available under the Equity Line of Credit is not dependent on the price or volume of our Class A Common Stock. Cornell Capital Partners may not own more than 9.9% of our outstanding Class A Common Stock at any time. Because Cornell Capital Partners can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the Equity Line of Credit.

      We cannot predict the actual number of shares of Class A Common Stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our Class A Common Stock that will be issued using certain assumptions. For example, if Trey issued 1,098,946,098 shares of Class A Common Stock to Cornell Capital Partners, L.P. (i.e. the number of shares needed to raise the maximum amount available under the Equity Line of Credit at a price of $0.01 per share) for gross proceeds of $10,000,000. These shares would represent greater than 99.9% of our outstanding Class A Common Stock upon issuance.

      Trey is registering a total of 1,117,321,098 shares of Class A Common Stock for the sale under the Equity Line of Credit and the conversion of debentures. The issuance of shares under the Equity Line of Credit may result in a change of control. That is, up to 1,098,946,098 shares of Class A Common Stock could be issued under the Equity Line of Credit (i.e., the maximum number of shares being registered in the accompanying registration statement for the Equity Line of Credit and Debentures). If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of Trey by electing its or their own directors. This could happen, for example, if Cornell Capital Partners sold the shares purchased under the Equity Line of Credit to the same purchaser.

      Proceeds used under the Equity Line of Credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

      We expect to incur additional expenses of approximately $40,000 consisting primarily of professional fees incurred in connection with this registration. In addition, Cornell Capital Partners will retain 6% of each advance. In connection with the Equity Line of Credit, Trey has paid Cornell Capital Partners a one-time Commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. None of the selling stockholders have held a position or office, or had any other material relationship, with Trey, except as follows:

      o Cornell Capital Partners, L.P. is the investor under the Equity Line of Credit. For each share of Class A Common Stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our Class A Common Stock is traded for the 5 days immediately following the notice date. Further, Cornell Capital Partners will retain 6% of each advance under the Equity Line of Credit. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing partner of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Previously, Trey had outstanding loans from Cormell Capital Partners, L.P. in the aggregate amount of $100,000 which was evidenced by a convertible debenture. The convertible debenture was repaid in full as of June 30, 2005 in accordance with its terms.

      o Elma S. Foin, Darryl A. Moy and Henry Tyler each have outstanding loans to Trey in the amount of approximately $5,947 for an aggregate amount of $17,841 as of June 30, 2005, which is evidenced by convertible debentures. The debentures are convertible into shares of Class A Common Stock at a Conversion Price that is equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing price of the Class A Common Stock as of the closing date of the registration of shares or (b) an amount equal to eighty percent (80%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. The convertible debentures have a term of two years with all accrued interest of 5% per year due at the expiration of the term. All investment decisions are made by the respective debenture holders.

      The table follows:

                                              Shares to be
                          Shares              Acquired
                          Beneficially        under              Shares to be
Selling                   Owned Before        the Line of        Sold in the
Stockholder               Offering(1)          Credit             Offering
------------------------------------------------------------------------------

Cornell Capital           181,295,626(2)    1,112,071,098(3)    1,112,071,098(3)
   Partners, L.P.
Elma S. Foin                1,312,500                   0           1,312,500(4)
Darryl A. Moy               1,312,500                   0           1,312,500(5)
Henry Tyler                 1,312,500                   0           1,312,500(6)
Steven R. LeMott            1,312,500                   0           1,312,500(7)
                       --------------      --------------       -------------
Total                     186,545,626       1,112,071,098       1,117,321,098

(1) The shares of Class A Common Stock indicated are issuable upon the conversion of convertible debentures and repayment of existing debt at the Conversion Price described above based upon an assumed average closing bid price of $0.01.
(2) This is based on $2.5 million drawn on the Equity Line of Credit as of September 12, 2005.
(3) Includes the 45,000 shares of Class A Common Stock issuable as a commitment fee.
(4) As of September 12, 2005, there were 841,681 shares beneficially held by Ms. Foin remaining to be sold in the offering.
(5) As of September 12, 2005, there were 838,454 shares beneficially held by Mr. Moy remaining to be sold in the offering.
(6) As of September 12, 2005, there were 838,867 shares beneficially held by Mr. Tyler remaining to be sold in the offering.
(7) As of September 12, 2005, there were 97,984 shares beneficially held by Mr. LeMott remaining to be sold in the offering.


                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of Trey's Class A Common Stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of Trey's shares of Class A Common Stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of Trey's shares of Class A Common Stock are quoted. However, the selling stockholders are advised that this registration statement may not cover sales by pledges or transferees of the selling stockholders and if this prospectus is to be used in connection with the resale of any of the shares acquired by Cornell Capital, a post-effective amendment to this registration statement must be filed to include disclosure required by Item 507 of Regulation S-B with respect to additional selling stockholders and such post-effective amendment must be declared effective prior to its use.

      Any transactions by the selling stockholders may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of Trey's Class A Common Stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of Class A Common Stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the Class A Common Stock may be deemed to be underwriters, and any profit on the sale of Class A Common Stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of Class A Common Stock under the Equity Line of Credit. Cornell Capital Partners, L.P. will pay Trey 91% of the lowest closing bid price of Trey's Class A Common Stock on the Over-the-Counter Bulletin Board or other principal trading market on which our Class A Common Stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will retain 6% of the proceeds received by Trey under the Equity Line of Credit. The 9% discount, the 6% retained amount, along with the one-time commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock are underwriting discounts.

      Cornell Capital Partners, L.P. was formed in February of 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in Trey's stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing Trey's Class A Common Stock.

      Under the securities laws of certain states, the shares of Class A Common Stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of Class A Common Stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of Class A Common Stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the additional expenses of the offering to be borne by us will be approximately $40,000, as well as retention of 6% of the gross proceeds received under the Equity Line of Credit. The estimated total offering expenses consist of: a SEC registration fee of $1,891, printing expenses of $75,606, accounting fees of $11,500, legal fees of $43,933 and miscellaneous expenses of $3,218. We will not receive any proceeds from the sale of any of the shares of Class A Common Stock by the selling stockholders. We will, however, receive proceeds from the sale of Class A Common Stock under the Equity Line of Credit.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of Class A Common Stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of Class A Common Stock of Trey while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the Offering is taking place. Cornell Capital Partners can cover any short positions only with shares received from Trey under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of Class A Common Stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                                LEGAL PROCEEDINGS

      We are subject to litigation from time to time arising from our normal course of operations. Currently, there are no open litigation matters relating to our products, product installations or technical services provided.

                        DIRECTORS AND EXECUTIVE OFFICERS

      We have three directors and one principal officer. Mr. Meller has served as President, Chief Financial Officer and Director since September 15, 2003, and as Chief Executive Officer since September 1, 2004. Mr. Mahoney has served as a Non-Executive Chairman of the Board of Directors since January 1, 2003. Mr. Rudy has served as a Director since May 20, 2005.

--------------------------------------------------------------------------------
Name                  Age                     Position
----                  ---                     --------
--------------------------------------------------------------------------------
Jerome R. Mahoney     44                      Non-Executive
                                              Chairman of
                                              the Board of
                                              Directors
--------------------------------------------------------------------------------
Mark Meller           46                      President, Chief
                                              Executive Officer,
                                              Chief Financial
                                              Officer and Director
--------------------------------------------------------------------------------
John C. Rudy          60                      Director
--------------------------------------------------------------------------------

      There are no agreements or understandings for the officer or directors to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor will act at the direction of any other person. As of the fiscal year ended December 31, 2004, we did not have an audit committee in place and we had one non-executive member of the Board of Directors.

      For the year ended December 31, 2004, the Board held seven meetings. In addition, the Board acted through written unanimous consent in lieu of a meeting on twenty-four occasions to issue shares pursuant to the terms and conditions of the Equity Line of Credit Agreement, and on twelve occasions to issue shares pursuant to the terms and conditions of the Company's outstanding convertible debentures.

Business Experience

      Jerome R. Mahoney. Mr. Mahoney has been our Non-Executive Chairman of the Board of Directors since January 1, 2003. Mr. Mahoney started at Executone Information Systems, a telephone systems manufacturer, and was Director of National Accounts from 1988 to 1989. In 1989, Mr. Mahoney founded Voice Express, Inc., a New York company that sold voicemail systems and telephone system service contracts and installed these systems. Mr. Mahoney sold Voice Express Systems in 1993. From 1993 to 1997, Mr. Mahoney was President of IVS Corp., and on December 17, 1997, he established International Voice Technologies, which was merged with iVoice, Inc. on May 21, 1999. Since May 21, 1999, Mr. Mahoney has served as President and CEO of iVoice, Inc., which was the parent of Trey Resources before the spin-off in February 2004. Since August 2004, Mr. Mahoney has served as Non-Executive Chairman of the Board of Directors of Deep Field Technologies, Inc., iVoice Technology, Inc. and SpeechSwitch, Inc. Since December 2004, Mr. Mahoney has served as Non-Executive Chairman of the Board of

Directors of MM2 Group, Inc. Mr. Mahoney received a B.A. in finance and marketing from Fairleigh Dickinson University, Rutherford, N.J. in 1983.

      Mark Meller. Mr. Meller has been the President, Chief Financial Officer and Director since September 15, 2003, and was further appointed Chief Executive Officer on September 1, 2004. Since October 1, 2004, Mr. Meller has been the President, Chief Executive Officer, Chief Financial Officer and Director of Deep Field Technologies, Inc. Since December 15, 2004, Mr. Meller has been the President, Chief Executive Officer, Chief Financial Officer and Director of MM2 Group, Inc. Since August 29, 2005, Mr. Meller has been the President, Chief Executive Officer and Chief Financial Officer of iVoice Technology, Inc. Since 1988, Mr. Meller has been Chief Executive Officer of Bristol Townsend & Co., Inc., a New Jersey based consulting firm providing merger and acquisition advisory services to middle market companies. From 1986 to 1988, Mr. Meller was Vice President of Corporate Finance and General Counsel of Crown Capital Group, Inc., a New Jersey based consulting firm providing advisory services for middle market leveraged buy-outs (LBO's). Prior to 1986, Mr. Meller was a financial consultant and practiced law in New York City. He is a member of the New York State Bar.

      John C. Rudy . Mr. Rudy has been a Board member since May 20, 2005. Mr. Rudy's financial and business operations career spans more than 35 years and covers a broad spectrum of industries. Since 1992, Mr. Rudy has been President of Beacon Consulting Associates, a firm of business consultants and accountants, with the objective of providing "big business" financial, marketing and business strategy skills to middle market businesses. From 1990 through 1992, he headed Coopers & Lybrand's Turnaround Services practice for the New York Metropolitan area. Prior to that, he was a Principal in a leveraged buyout firm and served as Chief Financial Officer of Plymouth Lamston Stores Corporation, a chain of women's ready-to-wear stores and a chain of hard goods variety stores. Mr. Rudy holds an MBA degree from Emory University in Atlanta, Georgia, and is a Certified Public Accountant in New York State.

      There are no family relationships among the directors or executive officers.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

                                                          Amount and
                                                          Nature of
                                                          Beneficial        Percent
Name and Address                  Title of Class          Ownership        of Class
----------------------------      ---------------------   ------------     ---------
Jerome R. Mahoney (Chairman)      Class A Common Stock    133,240,839(1)     44.4%
c/o Trey Resources, Inc.
5 Regent Street, Suite 520
Livingston, New Jersey  07039

Mark Meller (Chief Executive      Class A Common Stock     90,421,999(2)     30.2%
Officer)
c/o Trey Resources, Inc.
5 Regent Street, Suite 520
Livingston, New Jersey  07039

Director and executive officers   Class A Common Stock    223,662,838        74.6%
as a group (two persons)

____________________________________

(1) Includes (a) 90,565,052 shares of our Class A Common Stock issuable upon conversion of $633,955 due to related party accounts with Mr. Mahoney and
     (b) 40,975,537 shares of our Class A Common Stock issuable upon conversion of a promissory note assumed on February 11, 2004. These figures assume that shares of Class B Common Stock are issued to satisfy these obligations, and such Class B Common Stock shares are subsequently converted to shares of Class A Common Stock. The note balance of $286,829 includes principle and interest through September 6, 2005. Pursuant to such promissory note, Mr. Mahoney may, at any time, convert amounts owed to him for monies loaned thereunder and interest thereon into (i) one share of our Class B Common Stock for each dollar owed, (ii) the number of shares of our Class A Common Stock calculated by dividing (x) the sum of the amount being prepaid by (y) 50% of the lowest issue price of shares of our Class A Common Stock since the first advance of funds under such note, or (iii) payment of the principal of the note, before any repayment of interest.

(2) Includes 88,721,749 shares of our Class A Common Stock issuable upon conversion of $621,052 due to related party accounts with Mr. Meller. These figures assume that Class B Common Stock are issued to satisfy these obligations, and such Class B Common Stock shares are subsequently converted to shares of Class A Common Stock. Pursuant to an agreement between the Company and Mr. Meller, Mr. Meller may, at any time, convert amounts owed to him for monies thereon into (i) one share of our Class B Common Stock for each dollar owed, (ii) the number of shares of our Class A Common Stock calculated by dividing (x) the sum of the amount being prepaid by (y) 50% of the lowest issue price of shares of our Class A Common Stock since the first advance of funds under such amounts due.

                            DESCRIPTION OF SECURITIES

      Pursuant to our certificate of incorporation, as amended, we are authorized to issue 10,000,000,000 shares of Class A Common Stock, par value $0.00001 per share, 50,000,000 shares of Class B Common Stock, par value $.00001 per share, 20,000,000 shares of Class C Common Stock, par value $0.00001, and 1,000,000 shares of preferred stock, par value of $1.00 per share. Below is a description of Trey Resources' outstanding securities, including Class A Common Stock, Class B Common Stock, options, warrants and debt.

Class A Common Stock

      Each holder of our Class A Common Stock is entitled to one vote for each share held of record. Holders of our Class A Common Stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A Common Stock are entitled to receive our net assets pro rata. Each holder of Class A Common Stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth. As of December 31, 2003, there was one record holder of Class A Common Stock and Trey had 100 shares of Class A Common Stock issued and outstanding. As of September 6, 2005, there are 680 record holders of Class A Common Stock, 76,467,839 shares issued and 76,450,695 shares outstanding.

Class B Common Stock

      Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. Holders of Class B Common Stock are entitled to receive dividends in the same proportion as the Class B Common Stock conversion and voting rights have to Class A Common Stock. There are 50,000,000 shares authorized and 0 shares issued and outstanding as of September 6, 2005. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 50% discount of the lowest price that Trey had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions.

Class C Common Stock

      Each holder of our Class C Common Stock is entitled to 1,000 votes for each one share held of record. Holders of our Class C Common Stock have no preemptive, subscription, conversion, or redemption rights. Shares of Class C Common Stock are not convertible into Class A Common Stock. There are 20,000,000 shares authorized and 0 shares issued and outstanding as of September 6, 2005. Upon liquidation, dissolution or winding-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth.

Preferred Stock

      Trey filed an amendment to its certificate of incorporation, authorizing the issuance of 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of September 6, 2005, Trey has not issued any shares of Preferred Stock.

      Our board of directors is authorized (by resolution and by filing an amendment to our certificate of incorporation and subject to limitations prescribed by the General Corporation Law of the State of Delaware) to issue, from to time, shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

      o the number of shares constituting that series and the distinctive designation of that series;

      o the dividend rate on the shares of that series, whether dividends are cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

      o whether that series has voting rights, in addition to voting rights provided by law, and, if so, the terms of those voting rights;

      o whether that series has conversion privileges, and, if so, the terms and conditions of conversion, including provisions for adjusting the conversion rate in such events as our board of directors determines;

      o whether or not the shares of that series are redeemable, and, if so, the terms and conditions of redemption, including the dates upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

      o whether that series has a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of that sinking fund;

      o the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of Trey, and the relative rights of priority, if any, of payment of shares of that series; and

      o any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

      If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of Preferred Stock of each series will be entitled to receive only that amount or those amounts as are fixed by the certificate of designations or by resolution of the board of directors providing for the issuance of that series.

Options and Warrants

      During the year ended December 31, 2004, the Company adopted the Trey Resources, Inc. 2004 Stock Incentive Plan (the "Stock Incentive Plan") to: (i) provide long-term incentives and rewards to employees, directors, independent contractors or agents the Company and its subsidiaries; (ii) assist the Company in attracting and retaining employees, directors, independent contractors or agents with experience and/or ability on a basis competitive with industry practices; and (iii) associate the interests of such employees, directors, independent contractors or agents with those of the Company's stockholders. The Board of Directors authorized the issuance of up to 2.4 million shares of Class A Common Stock under the Stock Incentive Plan.

      During the year ended December 31, 2004, the Company adopted the Trey Resources, Inc. 2004 Directors' and Officers' Stock Incentive Plan (the "Directors' and Officers' Plan") is to (i) provide long-term incentives and rewards to officers and directors the Company and its subsidiaries; (ii) assist the Company in attracting and retaining officers and directors with experience and/or ability on a basis competitive with industry practices; and (iii) associate the interests of such officers and directors with those of the Company's stockholders. The Board of Directors authorized the issuance of up to
2.4 million shares of Class A Common Stock under the Directors' and Officers' Plan. In the first quarter of 2005, the Board of Directors increased the maximum number of shares authorized for issuance under this plan on two occasions, once to 6 million and a second time to a maximum of 8.3 million shares.

      During 2004, the Company issued to Hawk Associates, Inc. options to purchase 75,000 Class A Common Stock at a price of $.07 per share. The options vest 60 days from issuance and expire ten years from the date of issue.

      On July 15, 2005, the Company engaged the services of Thornhill Capital LLC to advise and assist the Company in mergers, acquisitions and in developing an effective business strategy to increase shareholder value. The Company will issue 3,000,000 warrants to Thornhill for services provided during the term of the agreement at an exercise price of $.015 per share. The warrants will have a seven-year maturity and have piggy back registration rights.

Debt

      In January 2003, we entered into a subscription agreement with certain purchasers to issue $250,000 in convertible debentures, with interest payable at 5% per annum. The notes are convertible into shares of our Class A Common Stock, at a price equal to either (a) an amount equal to 120% of the closing bid price for shares of Class A Common Stock on September 19, 2003, or (b) an amount equal to 80% of the average of the four lowest closing bid prices of our Class A Common Stock for the five (5) trading days immediately preceding the date of conversion. During the year ended December 31, 2003, a total of $140,000 in debenture proceeds had been received and at December 31, 2003 that amount was outstanding . During the year ended December 31, 2004, $125,000 of the debentures were repaid through the issuance of Trey stock. As of June 30, 2005, $15,000 in debenture obligations remains due and owing.

      In January 2003, Trey entered into an Equity Line of Credit Agreement. Under this agreement, Trey may issue and sell to Cornell Capital Partners Class A

Common Stock for a total purchase price of up to $10.0 million. The purchase price for the shares will be equal to 91% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the notice date. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding such fee. In addition, Cornell Capital Partners received, as additional compensation, 45,000 shares of Class A Common Stock on February 11, 2004. As of June 30, 2005, Trey has drawn down $2,500,000 on the Equity Line of Credit and repaid $1,304,723 through the issuance of 37,140,209 shares of Class A Common Stock.

      On June 30, 2004, SWK Technologies, Inc. entered into an unsecured promissory note totaling $35,000 with Wass Associates, a New York General partnership. The unsecured note bears interest at 6% per annum and is due in full together with unpaid interest on December 31, 2004. As of June 30, 2005, the outstanding balance payable to Wass Associates was paid in full.

      During the six-month period ending June 30, 2005, SWK Technologies, Inc. drew down $100,000 from its $250,000 line of credit with Fleet National Bank, a Bank of America company. The secured line of credit bears interest at prime plus 1% per annum, which can change with the fluctuations in the prime rate. Monthly payments of interest only in arrears shall be due and payable on the fourth of each month and these have been paid. Principal shall be due and payable on demand from Fleet National Bank. This line of credit is also fully guaranteed by the Company. As of June 30, 2005, the outstanding balance payable to Fleet totaled $100,000.

Transfer Agent and Registrar

      The transfer agent and registrar for our Class A Common Stock is Fidelity Transfer Company, 1800 SouthWest Temple, Suite 301, Salt Lake City, Utah 84115. Its telephone number is (801) 484-7222.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

      Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of Trey to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of Trey.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Trey pursuant to the foregoing, or otherwise, Trey has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

      ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

      Authorized and unissued stock. The authorized but unissued shares of our capital stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Trey that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Trey's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

      Some of the provisions of Trey's certificate of incorporation and bylaws may have the effect of making the acquisition of control of Trey in a transaction not approved by Trey's board of directors more difficult. Moreover, some of the provisions of the agreement providing for tax disaffiliation and other tax-related matters that Trey will enter into in connection with the registration could discourage potential acquisition proposals.

                                     EXPERTS

      Certain legal matters in connection with the shares of our Class A Common Stock offered for resale in this prospectus have been passed upon for us by McCarter & English, LLP, Newark, New Jersey.

      Bagell, Josephs and Company, LLC has audited our consolidated financial statements as of December 31, 2004 and 2003, and for each of the years in the two-year period ended December 31, 2004, as set forth in its report, which appears herein.

                             DESCRIPTION OF BUSINESS

Background of the Company

      Trey Resources, Inc. was incorporated as iVoice Acquisition 1, Inc. in Delaware on October 3, 2002 as a wholly owned subsidiary of iVoice, Inc., or iVoice. On April 24, 2003, we changed our corporate name from iVoice Acquisition 1, Inc. to Trey Industries, Inc. On September 5, 2003, we changed our corporate name to Trey Resources, Inc. On February 13, 2004, Trey Resources, Inc. became an independent public company when all the shares owned by iVoice, Inc. were distributed to the iVoice shareholders. In March 2004, Trey Resources, Inc. began trading on the OTC Bulletin Board under the symbol TYRIA.OB.

      Trey initially owned iVoice's Automatic Reminder software business. That software was sold in November 2004, and Trey is no longer engaged in the sale of Automatic Reminder software. During 2004, we consummated business combinations with two companies that are consultants and value added resellers of financial accounting software to small and medium sized businesses. One company is also the publisher of its own proprietary electronic data interchange (EDI) software.

      In June 2004, Trey Resources' wholly-owned subsidiary, SWK Technologies, Inc., completed a merger with SWK, Inc. SWK, Inc. was a value added reseller and master developer for Best Software's MAS 90/200/500 financial accounting software, and was also the publisher of its own proprietary EDI software, "MAPADOC." As a result of the merger, SWK, Inc.'s shareholders were issued, in exchange for all of the common stock of SWK, Inc., 2,750,000 restricted shares of Trey Resources' Class A Common Stock.

      In November 2004, Trey Resources' wholly-owned subsidiary, BTSG Acquisition Corp. completed the acquisition of certain assets of Business Tech Solutions Group, Inc. Business Tech Solutions Group, Inc. was a value added reseller for Best Software's BusinessWorks financial accounting software. As a result of the merger, Business Tech Solutions Group, Inc.'s shareholder was issued, in exchange for selected assets of Business Tech Solutions Group, Inc., 648,149 restricted shares of Trey Resources' Class A Common Stock.

Our Business

      We are business consultants for small and medium sized businesses and value-added resellers and developers of financial accounting software. We also publish our own proprietary EDI software. We are a leader in financial accounting solutions across a broad spectrum of industries focused on manufacturing and distribution. We specialize in software integration and deployment, programming, and training and technical support, aimed at improving the financial reporting and operational efficiencies of small and medium sized companies. The sale of our financial accounting software is concentrated in the northeastern United States, while our EDI software and programming services are sold to corporations nationwide.

      We differentiate ourselves from traditional software resellers through our wide range of value-added services, consisting primarily of programming, training, technical support, and other consulting and professional services. We also provide software customization, data migration, business consulting, and implementation assistance for complex design environments. Our strategic focus is to respond to our customers' requests for interoperability and provide solutions that address broad, enterprise-wide initiatives.

      Our product sales are cyclical, and increase when the developer of a specific software product offers new versions, promotions or discontinues support of an older product.

      As is common among software resellers, we purchase our products from our suppliers with a combination of cash and credit extended by the supplier. We do not carry significant inventory, and generally place an order with the supplier only after receiving a firm commitment from our customer. Except in unusual situations, we do not allow our customers to return merchandise and rarely offer extended payment terms to our customers.

Our Products

      Substantially all of our initial sales of financial accounting solutions consist of prepackaged software and associated services to customers in the United States. Our sales are focused on three major product categories and associated value-added services.

Financial Accounting Software

      As of June 30, 2005, approximately 17% of our total revenue was generated from the resale of accounting software published by Best Software, Inc. (Best) for the financial accounting requirements of small and medium sized businesses focused on manufacturing and distribution, and the delivery of related services from the sales of these products, including installation, support and training. These product sales are primarily packaged software programs installed on a user workstation, on a local area network server, or in a hosted environment. The programs perform and support a wide variety of functions related to accounting, including financial reporting, accounts payable and accounts receivable, and inventory management.

      We provide a variety of services along with our financial accounting software sales to assist our customers in maximizing the benefits from these software applications. These services include training, technical support, and professional services. We have six employees who serve as class instructors and have formal, specific training in the topics they are teaching. We can also provide on-site training services that are highly tailored to meet the needs of a particular customer. Our instructors must pass annual subject-matter examinations required by Best to retain their product-based teaching certifications.

      We provide end-user technical support services through our support/help desk. A staff of 3 full-time product and technology consultants assist customers calling with questions about product features, functions, usability issues, and configurations. The support/help desk offers services in a variety of ways, including prepaid services, time and materials billed as utilized, and annual support contracts. Customers can communicate with the support/help desk through e-mail, telephone, and fax channels. Standard support/help desk services are offered during normal business hours five days per week.

      Our professional services include project-focused offerings such as software customization, data migration, and small and medium sized business consulting. We have four project managers who provide professional services to our financial accounting customers.

Electronic Data Interchange (EDI) Software

      We publish our own proprietary EDI software, "MAPADOC." EDI can be used to automate existing processes, to rationalize procedures and reduce costs, and to improve the speed and quality of services. Because EDI necessarily involves business partners, it can be used as a catalyst for gaining efficiencies across organizational boundaries.

      Our MAPADOC EDI solution is a fully integrated EDI solution that provides users of Best Software's market-leading MAS family of accounting software products with a feature rich product that is easy to use. MAPADOC provides the user with dramatically decreased data entry time, elimination of redundant steps, the lowering paper and postage costs, the reduction of time spent typing, signing, checking and approving documents and the ability to self-manage EDI and to provide a level of independence that saves time and money.

      We market our MAPADOC solutions to our existing and new small and medium-sized business customers, and through a network of resellers. As of June 30, 2005, we have a sales team and 5 dedicated technical specialists involved in marketing and supporting sales of the MAPADOC product and associated services.

Warehouse Management Systems

      We are resellers of the Warehouse Management System (WMS) software published by Radio Beacon, Inc. Radio Beacon Inc. develops warehouse management software for mid-market distributors. The primary purpose of a WMS is to control the movement and storage of materials within an operation and process the associated transactions. Directed picking, directed replenishment, and directed put away are the key to WMS. The detailed setup and processing within a WMS can vary significantly from one software vendor to another. However, the basic WMS will use a combination of item, location, quantity, unit of measure, and order information to determine where to stock, where to pick, and in what sequence to perform these operations.

      The Radio Beacon(TM) warehouse management software improves accuracy and efficiency, streamlines materials handling, meets retail compliance requirements, and refines inventory control. Radio Beacon works as part of a complete operational solution by integrating seamlessly with RF hardware, accounting software, shipping systems and warehouse automation equipment.

      We market the Radio Beacon solution to our existing and new small and medium-sized business customers. As of June 30, 2005, we have five dedicated salespeople and two dedicated technical specialists involved in marketing and supporting sales of the Radio Beacon product and associated services.

Network Services  and Business Consulting

      We provide network maintenance and service upgrades for our business clients. We are a Microsoft Solutions Provider. Our staff includes engineers who maintain certifications from Microsoft and Best Software. They are Microsoft Certified Systems Engineers and Microsoft Certified Professionals, and they provide a host of services for our clients, including server implementation, support and assistance, operation and maintenance of large central systems, technical design of network infrastructure, technical troubleshooting for large scale problems, network and server security, and backup, archiving, and storage of data from servers. There are numerous competitors, both larger and smaller, nationally and locally, with whom we compete in this market.

      We also provide, as consultants, the information technology (IT) audit required by Section 404 of the Sarbanes Oxley Act of 2002. Section 404 (SOX 404) requires CEOs, CFOs, and outside auditors to attest to the effectiveness of internal controls for financial reporting. To satisfy Section 404 requirements, CEO's, CFO's, and outside auditors must sign off on company's internal controls. They need to know that the company can document its adherence to IT procedures and processes, and that IT processes supporting financial management systems are well controlled. Our qualified staff of certified network engineers and certified public accountants allows us to provide these audits to small and medium sized publicly-traded corporations. Our competition to render these services includes accounting firms and independent information technology consultants like ourselves.

Our Industry/Markets

Financial Accounting Software

      In the financial accounting software market, we focus on providing enterprise solutions to small- and medium-sized businesses ("SMB") with under one hundred million dollars of annual revenue, primarily in the manufacturing and distribution industries. The SMB market is comprised of thousands of companies in the New York region alone.

      While several local and regional competitors exist in the various geographic territories where we conduct business, we have a competitive advantage in terms of geographic reach, comprehensive training and support, and the provision of other products and services. We are one of the larger Best resellers in the United States. While there are numerous national, regional, and local competitors that could be compared to us in scale, size, geographical reach, and target markets for the resale of Best products, there is no one dominant competitor or dominant group of competitors with whom we compete for contracts or assignments on a regular basis. There are also numerous competitors who publish and/or resell competing product lines, such as Microsoft's Great Plains and Solomon accounting software

Electronic Data Interchange Software

      We publish and sell through a network of software resellers our proprietary EDI software, MAPADOC. Electronic Data Interchange (EDI) is computer-to-computer communication of business documents between companies. It is a paperless way to send and receive Purchase Orders, Invoices, etc. EDI replaces human-readable documents with electronically coded documents. The sending computer creates the document and the receiving computer interprets the document. Implementation of EDI streamlines the process of exchanging standard business transactions. Companies save by eliminating people cost as well as the cost due to errors and double entry of data. The transmissions are accomplished by connecting to a mailbox via a modem or the internet. The most common mailbox is a Value Added Network's (VAN) electronic mailbox. Each user, identified by a unique EDI ID, accesses his mailbox to send and receive all EDI transactions. To standardize the documents communicated between many companies, the Transportation Data Coordinating Committee, in 1975, published its first set of standards.

      EDI standards are formats and protocols that trading partners agree to use when sending and receiving business documents. Around 1979, The American National Standards Institute (ANSI) designated an accredited standards committee for EDI. The standards continue to evolve to address the needs of the member companies. MAPADOC complies with all current standards. The market for EDI continues to expand as big box retailers, such as Wal-Mart, Target, and K-Mart, insist their vendors utilize EDI in their business transactions. There are numerous companies with whom we compete in the SMB EDI marketplace, including True Commerce and Kissinger Associates.

Warehouse Management Systems

      We resell under a distributor agreement the Warehouse Management Solution published by Radio Beacon, Inc. Radio Beacon Inc. develops warehouse management software for mid-market distributors. The primary purpose of a WMS is to control the movement and storage of materials within an operation and process the associated transactions. Directed picking, directed replenishment, and directed put away are the key to WMS. The detailed setup and processing within a WMS can vary significantly from one software vendor to another. However the basic WMS will use a combination of item, location, quantity, unit of measure, and order information to determine where to stock, where to pick, and in what sequence to perform these operations. The Radio Beacon(TM) warehouse management software improves accuracy and efficiency, streamlines materials handling, meets retail compliance requirements, and refines inventory control. Radio Beacon works as part of a complete operational solution by integrating seamlessly with RF hardware, accounting software, shipping systems and warehouse automation equipment. The WMS marketplace is extremely competitive. We compete against national, regional, and local resellers, some significantly larger than us.

Arrangements with Principal Suppliers

      Our revenues are primarily derived from the resale of vendor software products and services. These resales are made pursuant to channel sales agreements whereby we are granted authority to purchase and resell the vendor products and services. Under these agreements, we either resell software directly to our customers or act as a sales agent for various vendors and receive commissions for our sales efforts.

      We are required to enter into an annual Channel Partner Agreement with Best Software, Inc. whereby Best appoints us as a non-exclusive partner to market, distribute, and support MAS 90/200/500 software . This agreement authorizes us to sell these software products to certain customers in the United States. There are no clauses in this agreement that limit or restrict the services that we can offer to customers. We also operate a Best Software Authorized Training Center Agreement, , and also are party to a Master Developers Program License Agreement.

      We have also entered into an Authorized Distributor Agreement with Radio Beacon, Inc., whereby we market and distribute Radio Beacon products in the United States. This agreement is automatically renewable on an annual basis, and requires no minimum payments or guarantees.

Customers

      We market our products to private companies throughout the United States. In the six months ended June 30, 2005, the revenues generated by our top ten customers represented approximately thirty three percent (33%) of consolidated revenues, and no single customer accounted for ten percent or more of our consolidated revenues.

Intellectual Property

      We regard our technology and other proprietary rights as essential to our business. We rely on copyright, trade secret, confidentiality procedures, contract provisions, and trademark law to protect our technology and intellectual property. We have also entered into confidentiality agreements with our consultants and corporate partners and intend to control access to, and distribution of our products, documentation, and other proprietary information.

      We own several federally registered trademarks, including "MAPADOC," and have a number of trademark applications pending. We have no patents or patent applications pending.

      This prospectus contains trademarks and trade names of Trey Resources, Inc. and its affiliates as well as those of other companies. All trademarks and trade names appearing in this report are the property of their respective holders.

Employees

      As of June 30, 2005, we had approximately 24 full time employees and 4 part time employees located in two offices in New Jersey. All but two of our current employees were formerly employees of the companies that we acquired. Approximately five of our employees are engaged in sales and marketing activities and approximately nine employees are engaged in service fulfillment.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file with the SEC at the public reference facilities the SEC maintains at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of these materials by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

      The SEC also maintains a web site, the address of which is http://www.sec.gov. That site also contains our annual, quarterly and special reports, proxy statements, information statements and other information.

      This prospectus is part of a registration statement that we filed with the SEC. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's web site.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      This discussion and analysis of our financial condition and results of operations includes "forward-looking" statements that reflect our current views with respect to future events and financial performance. We use words such as we "expect," "anticipate," "believe," and "intend" and similar expressions to identify forward-looking statements. You should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties inherent in future events and you should not rely unduly on these forward looking statements. We will not necessarily update the information in this discussion if any forward-looking statement later turns out to be inaccurate.

      This discussion and analysis of financial condition and results of operations should be read in conjunction with our Financial Statements included in this filing.

Separation from iVoice

      Trey was incorporated under the laws of the State of Delaware on October 3, 2002, as a wholly owned subsidiary of iVoice, Inc. Trey had no material assets or activities until the contribution of the Automatic Reminder software business which was transferred to Trey pursuant to the spin-off transaction of Trey from iVoice. Since the spin-off, which occurred on February 11, 2004, Trey has been an independent public company, with iVoice having no continuing ownership interest in Trey.

      Trey's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and reflect the historical financial position, results of operations, and cash flows. The financial information included in this filing, however, is not necessarily indicative of what Trey's results of operations or financial position would have been had it operated as an independent company during the comparative period presented, nor is it necessarily indicative of its future performance as an independent company.

Plan of Operation

      Up until its acquisition of SWK, Inc., or SWK, on June 2, 2004, the Company was solely engaged in the design, manufacture, and marketing of specialized telecommunication equipment. As a result of a spin-off transaction from iVoice, Inc., Trey was assigned the iVoice corporate assets, liabilities and expenses related to the Automatic Reminder software business. Trey Resources' plan of operation pursuant to its spin-off from its former parent company was to market and sell the Automatic Reminder software product. With the acquisition of SWK and as part of its plan to expand into new markets, the Board of Directors decided that Trey will focus on the business software and information technology consulting market, and is looking to acquire other companies in this industry. SWK Technologies, Inc., Trey's wholly owned subsidiary and the surviving company from the acquisition and merger with SWK, Inc., is a New Jersey-based information technology company, value added reseller, and master developer of licensed accounting software published by Best Software. SWK Technologies also publishes its own proprietary supply-chain software, the Electronic Data Interchange (EDI) solution "MAPADOC". SWK Technologies sells services and products to various end users, manufacturers, wholesalers and distribution industry clients located throughout the United States.

      Management is uncertain whether it can generate sufficient cash to sustain its operations in the next twelve months, or beyond. It is unclear whether the acquisition of SWK, Inc, will result in a successful operating business, and management can give no assurances that we will be able to generate sufficient revenues to be profitable, obtain adequate capital funding or continue as a going concern.

Results of Operations

Results of operations for the six months ending June 30, 2005 compared to six months ending June 30, 2004

      Prior to our acquisition of SWK, Inc. on June 2, 2004, all revenues reported by Trey were derived from the license of our automatic reminder and call initiating software products which address a business or professional organization's need to automatically confirm pre-set appointments or meetings with customers or clients. For the six months ended June 30, 2004, we reported no revenue from the sale of our Automatic Reminder software and $215,075 of sales from SWK Technologies following the acquisition. Until February 11, 2004, the Automatic Reminder business had only operated as a division of iVoice, Inc. and had never operated on a stand-alone basis. The low sales volume of the Automatic Reminder business is attributable to the minimal resources made available by its former parent company for the sales and marketing of the Automatic Reminder and Call Initiating software products. Revenues for the six months period ended June 30, 2005, totaling $1,964,941 represent the sales of SWK

Technologies ("SWKT") and Business Tech Solutions Group ("BTSG"). As such, the entire increase in sales is due to the acquisition of SWKT and BTSG.

      Prior to our acquisition of SWK, Inc. on June 2, 2004, the cost of sales reported by Trey was primarily for the amortization of the purchase price of the Automatic Reminder software. Cost of sales for SWK Technologies and Business Tech Solutions Group represent the direct material purchases, direct labor and employee costs, and subcontractor costs related to the sales. Cost of sales for the six months ended June 30, 2004, totaling $110,551, included $6,750 of Trey amortization expense and the balance represents the direct costs related to the sales by SWKT and BTSG. Cost of sales for the six months ended June 30, 2005, totaling $1,223,880, represents the direct costs related to the sales by SWKT and BTSG. As such, virtually the entire increase in cost of sales from 2004 to 2005 is due to the acquisition of SWKT and BTSG.

      The gross profit for the six months ended June 30, 2005 of $741,061 represent the gross profit of SWK and BTSG. As a percentage of sales, gross margin was 37.7% for the six-month period ended June 30, 2005. Gross profit for the six months ended June 30, 2004 was $104,524, which includes $111,274 gross profit on the sales of SWKT and the $6,750 amortization of the original purchase price of the Automatic Reminder software reflected in the cost of sales.

      Total operating expenses were $1,256,743 for the six-month period ended June 30, 2005, an increase of $79,769 over the six-month period ended June 30, 2004, which totaled $1,176,974. The increase in the 2005, when compared to 2004, was primarily the effect of increases in sales and marketing expenses of $327,719 and general and administrative and depreciation expenses of $380,847, attributable to the acquisition and operation of SWK Technologies. In addition, the Company increased certain expenses associated with operating as a public company, such as insurance, investor relations, accounting, SWKT executive bonuses and other overhead by $141,203. These increases were reduced by a $700,000 non-recurring charge to expenses in 2004 for the successful completion of the spin-off of the company from its former parent, and the reduction of approximately $70,000 in printing and reproduction expenses incurred in 2004 for the spin-off of the new company.

      Other expenses for the six months ended June 30, 2005 were $336,809, an increase of $141,080 over the six-month period ended June 30, 2004. The increase reflects the increase in debt conversion discounts of $125,539 on Trey's convertible debentures, equity-line financing agreements and repayment of related party accounts, a $35,109 loss on the assignment of the Laser Energetics securities to a third party creditor, and interest expense of $18,724 on the equity-line financing debt, related party loans, convertible debentures and trade leases. These amounts are offset by decreased write-off of financing costs of $21,195, which is comprised of fees charged pursuant to the equity-line financing agreement with Cornell Capital Partners, L.P., increases in interest income of $13,503 on the debentures receivable and interest earned on cash balances in the bank, and other income of $3,594 from a settlement of a non-compete claim against a prior employee of SWK Technology.

      Net loss for the six-month period ended June 30, 2005 was $852,491 as compared to net loss of $1,268,179 for the six-month period ended June 30, 2004. The decrease in net loss of $415,688 for the respective periods was a result of the factors discussed above.


Results of operations for the year ended December 31, 2004 compared to year ended December 31, 2003.

      For the year ended December 31, 2004, we reported no revenue from the sale of our Automatic Reminder software. Total revenues for the sale of our Automatic Reminder software for the year ended December 31, 2003 was $1,350. Until February 11, 2004, the Automatic Reminder business had only operated as a division of iVoice, Inc. and had never operated on a stand-alone basis. The low sales volume of the Automatic Reminder business is attributable to the minimal resources made available by its former parent company for the sales and marketing of the automatic reminder and call initiating software products. Revenues for the year ended December 31, 2004, totaling $1,703,281 represent the sales of SWK Technologies, Inc, from June 2, 2004 (the date of acquisition) through December 31, 2004, and the sales of Business Tech Solutions Group ("BTSG") from November 11, 2004 through December 31, 2004. As such, the entire increase in sales is due to the acquisition of SWK and BTSG.

      Prior to our acquisition of SWK, Inc. on June 2, 2004, the cost of sales reported by Trey was primarily for amortization of the purchase price of the automatic reminder software. Cost of sales for the year period ended

December 31, 2003, totaling $18,435, was primarily for the amortization of the Automatic Reminder software. Cost of sales for the year ended December 31, 2004, totaling $1,004,645, included $9,000 of amortization of the automatic reminder software and the balance represents the direct material purchases, direct labor and employee costs, and subcontractor costs related to the sales by SWK Technologies and Business Tech Solutions Group. As such, virtually the entire increase in cost of sales from year to year is due to the acquisition of SWKT and BTSG.

      Except for negative gross profit for the year ending December 31, 2004 of ($9,000), from the Automatic Reminder business, resulting from the amortization of the capitalized costs of the Automatic Reminder software reflected in the cost of sales, the entire gross profit for the year ended December 31, 2004 of $698,636 represent the gross profit of SWK Technologies, Inc. from June 2, 2004 (the date of acquisition) through December 31, 2004, and the gross profit of Business Tech Solutions Group ("BTSG") from November 11, 2004 through December 31, 2004. As a percentage of sales, gross margin was 41% for the year ending December 31, 2004. The year ending December 31, 2003 reflects negative gross profit of ($17,085) which is primarily the result of the amortization of the capitalized costs of the Automatic Reminder software reflected in the cost of sales.

      Total operating expenses were $2,666,196 for the year ending December 31, 2004, an increase of $2,306,356 over the year ending December 31, 2003 which totaled $359,840. The increases in 2004 as compared to 2003 are as follows; a) officers payroll increased $1,096,000 due to a $700,000 charge to expense representing $350,000 due to each of Mark Meller, President and Chief Executive Officer of Trey Resources and Jerome Mahoney, Non-Executive Chairman of the Board, for the successful completion of the spin-off of the company from its former parent, $147,534 in salary adjustment for Mr. Meller pursuant to the terms and conditions of his employment agreement dated September 15, 2003, $114,800 in compensation bonus declared by the Board of Directors for Mr. Meller, and $133,666 increase in base salary expense from 2004 to 2003; b) bonuses for SWK management of $117,700; c) $120,000 for strategic planning and financial consultants; d) $120,000 for legal fees related to the spin-off from iVoice and merger with SWK, Inc.; e) $599,760 increase in operating expenses for SWK Technologies from June 2, 2004 (the date of acquisition) through December 31, 2004 and for Business Tech Solutions Group ("BTSG") from November 11, 2004 through December 31, 2004; f) $83,852 increase in Administrative Service charges from iVoice Inc.; g) $56,820 increase in investor relations charges; h) $71,478 increase in printing and distribution costs related to public company filings and share distributions; i) $40,746 of net increases in other expenses primarily related to operating a public company.

      Other expenses for the year ended December 31, 2004 were $423,145, an increase of $402,465 over the year ending December 31, 2003. The increase reflects the increase in write-off of financing costs of $188,250 in the current year comprised of fees and market discount charged pursuant to the equity-line financing agreement with Cornell Capital Partners, LP. Interest expense increased by $158,970 on the equity-line financing debt, related party loans, convertible debentures and trade leases. The current year also includes debt conversion discounts of $155,245 on the Company's convertible debentures and equity-line financing agreements. The company recorded a capital gain of $350,000 on the sale of it's Automatic Reminder software and business to Laser Energetics for shares of Laser Common Stock and a $250,000 5% convertible debenture. At December 31, 2004, the Company determined that value of the Laser debenture was significantly impaired and the entire debenture, including the accrued interest income for 2004, was written down to zero as a provision for doubtful accounts.

      Net loss for the year ending December 31, 2004 was $2,390,705 as compared to a net loss of $397,605 for the year ending December 31, 2003. The $1,993,100 increase in net loss for the year was a result of the factors discussed above.

Liquidity and Capital Resources

      We are currently seeking additional operating income opportunities through potential acquisitions or investments similar to the transaction with SWK, Inc. and the Business Tech Solutions Group. Such acquisitions or investments may consume cash reserves or require additional cash or equity. Our working capital and additional funding requirements will depend upon numerous factors, including: (i) strategic acquisitions or investments; (ii) an increase to current company personnel; (iii) the level of resources that we devote to sales and marketing capabilities; (iv) technological advances; and (v) the activities of competitors.

      To date, Trey has incurred substantial losses, and will require financing for working capital to meet its operating obligations. While we have recently raised sufficient working capital to fund our operations for what we believe should be sufficient for the next 12 months, we will subsequently need to raise additional capital to fund our future operations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

      In January, 2003, we entered into a subscription agreement with certain accredited investors to issue $250,000 in convertible debentures, with interest payable at 5% per annum. On March 31, 2003, Trey issued $40,000 in convertible debentures to 4 individual investors under the subscription agreement. On September 19, 2003, Trey issued $100,000 in convertible debentures to Cornell Capital Partners pursuant to the subscription agreement. The debentures are convertible into shares of Class A Common Stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the Class A Common Stock as of the closing date of the registration of shares or
(b) an amount equal to eighty percent (80%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. The convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to April 2004. As of June 30, 2005, $15,000 remained due on the principal and $2,841 was due for accrued interest on these debentures.

      In January 2003, as subsequently amended retroactively to January 27, 2003, Trey entered into an Equity Line of Credit Agreement. Under this agreement, Trey may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. The purchase price for the shares will be equal to 91% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the notice date. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding such fee. In addition, Cornell Capital Partners received, as additional compensation, 45,000 shares of Class A Common Stock on February 11, 2004. As of June 30, 2005, Trey has drawn down $2,500,000 on the Equity Line of Credit and repaid $1,304,723 through the issuance of Class A Common Stock.

      Pursuant to the Spin-Off from iVoice, Trey assumed an aggregate of $324,000 in liabilities from iVoice and iVoice assigned to Trey assets having an aggregate book value of $9,000. Trey believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

      Trey assumed an outstanding promissory note in the amount of $250,000 payable to Jerry Mahoney in exchange for the assets it received pursuant to the Spin-Off of the Automatic Reminder business. This amount is related to funds loaned to iVoice and unrelated to the operations of Trey. Trey, for value received, promised to pay Mr. Mahoney the principal sum of $250,000 at the rate of 9.5% per annum on the unpaid balance until paid or until default. Interest payments are due annually. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of Trey, par value $0.00001, for each dollar owed, (ii) the number of shares of Class A Common Stock of Trey calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest. At June 30, 2005, the principle on this note was $250,000 and accrued interest was $32,795.

      Mr. Mahoney agreed to forego receiving any shares he would have been entitled to receive in the Spin-Off by virtue of his ownership of either iVoice Class A or Class B Common Stock.

      Trey assumed an outstanding obligation to Kevin Whalen of $74,000 for amounts due for unpaid salary from iVoice. This amount is related to services provided to iVoice and unrelated to the operations of Trey. However, because Mr. Whalen assisted in the preparation of the financial statements and footnotes related to the spin-off, Trey assumed this obligation to Kevin Whalen. A portion of the obligation is convertible into Class A Common Stock of Trey calculated by dividing (x) the sum of the principal the obligee requests to be converted by
(y) the average closing bid price of Class A Common Stock of Trey for the five
(5) business days immediately preceding the conversion date. As of June 30, 2005, Mr. Whalen has received $4,500 in cash and $20,000 in Class A Common Stock leaving a balance due of $49,500.

      Trey has entered into employment contracts with its Non-Executive Chairman of the Board of Directors. As consideration, Trey agreed to pay Mr. Mahoney the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Trey in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by Trey) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Mahoney is also to be paid the sum of $350,000 as a result of the completion of the Spin-Off.

      In connection with the acquisition of SWK, Inc. Trey has assumed a total of $664,642 in liabilities and has borrowed an additional $35,000 from an unrelated third party. Of the liabilities assumed, a total of $216,372 was repaid by Trey at the closing and the $35,000 note is being paid at the rate of $1,500 per week. As of June 30, 2005, the entire balance on this note was paid in full. On its audited financial statements for the year ending December 31, 2003, SWK, Inc., was issued a going concern opinion by its auditors who cited recurring losses, a deficiency of cash flows from operations and the lack of liquidity as the basis of their opinion.

      On September 15, 2003, Trey entered into an employment agreement with Mr. Meller. He will serve as Trey's President, Chief Financial Officer and Director for a term of five years. Mr. Meller was subsequently also appointed Chief Executive Officer. As consideration, Trey agreed to pay Mr. Meller the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Meller provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Trey in each of the five prior calendar years (or shorter period during which Mr. Meller shall have been employed by Trey) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Meller is also to be paid the sum of $350,000 as a result of the completion of the Spin-Off. In addition, Mr. Meller was awarded a cash bonus of $114,800.

      Mr. Mahoney and Mr. Meller have agreed to defer the receipt of the $350,000 payments owed to each of them following the successful completion of the spin-off, and Mr. Meller has further agreed to defer the receipt of the $114,800 bonus payment granted him by the Board of Directors until Management believes it has sufficient cash resources to fund these obligations. Mr. Mahoney and Mr. Meller may opt to receive payment of these obligations in the form of Class A Common Stock or Class B Common stock in lieu of cash if they so choose.

      In the six months ending June 30, 2005, SWK Technologies, Inc. drew down $100,000 from its' $250,000 line of credit with Fleet National Bank, a Bank of America company. The secured line of credit bears interest at prime plus 1% per annum, which can change with the changes in the prime rate. Monthly payments of interest only in arrears shall be due and payable on the 4th of each month and these have been paid. Principal shall be due and payable on demand from Fleet National Bank. This line of credit is also fully guaranteed by the Company. As of June 30, 2005, the outstanding balance payable to Fleet totaled $100,000.

      During the six months ended June 30, 2005, Trey had a net increase in cash of $49,554. Trey's principal sources and uses of funds were as follows:

      Cash used by operating activities. Trey used $656,891 in cash for operating activities in the six months ended June 30, 2005, a decrease of $655,044 as compared to cash used for operating activities of $1,311,935 in the six months ended June 30, 2004. The decrease is primarily the result of the reduced losses from operations sustained by the Company in the current year and the extension of credit to the SWK Technology customers.

      Cash used by investing activities. Investing activities for the six months ended June 30, 2005 used $412,614. Of this amount, $83,919 was used make leasehold improvements and to purchase furniture and equipment during the move to the new facility, and $328,695 was used to purchase convertible debentures from Cornell Capital. For the six months ended June 30, 2004, the Company received net cash of $29,874 from the acquisition of SWK Inc, and used $2,659 to purchase equipment.

      Cash provided by financing activities. Financing activities in the six months ended June 30, 2005 provided a total of $1,119,059 in cash. This total primarily consisted of $1,136,196 in note payable proceeds representing advances under the equity line of credit with Cornell Capital Partners and an additional borrowing of $100,000 from an unrelated party. In addition, some of the new equipment purchases were financed by the supplier for a total of

$27,344. Financing activities in the six months ended June 30, 2004 provided a total of $1,603,054. This was made up of $1,035,000 in notes payable proceeds representing advances under the equity line of credit with Cornell Capital Partners and Wass Associates and $754,423 of assumed related party loans at the spin-off from iVoice, Inc in February 2004.

      During the year ended December 31, 2004, Trey had a net increase in cash of $342,087. Trey's principal sources and uses of funds were as follows:

      Cash used by operating activities. Trey used $1,019,036 in cash for operating activities in the year ended December 31, 2004 an increase of $953,353 as compared to $65,683 in cash used for operating activities in the year ended December 31, 2003. The increase is primarily the result of the loss from operations sustained by us in the current year. We accrued a total of $1,278,450 to related parties which represented accrued salaries, expense reimbursements, interest on unpaid obligations, $114,800 bonus to Mr. Meller, and two one-time payments of $350,000 each to Mr. Mahoney and Mr. Meller, the cash payment of which has been deferred until such time as Management believes it has sufficient resources to fund these obligations, although the Company may make payments against these obligations, with the consent of Messrs. Mahoney and Meller and at the direction of the Board of Directors, in the form of the company's Class A Common Stock and/or Class B Common Stock

      Cash provided by investing activities. Investing activities for the year ended December 31, 2004 used $23,501. Of this amount, $2,437 was received as a result of the acquisition of SWK, Inc, and Business Tech Solutions Group, and was offset by the purchase of equipment totaling $25,938. For the year ended December 31, 2003, the company used no cash related to investing activities.

      Cash provided by financing activities. Financing activities in the year ended December 31, 2004 provided a total of $1,384,624 in cash. This total primarily consisted of $1,513,672 in notes payable proceeds representing advances under the Equity Line of Credit with Cornell Capital Partners in the amount of $1,478,672 and an additional unsecured borrowing of $35,000 from an unrelated party.

Impact of Recent Accounting Pronouncements

      SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information" requires that a public company report financial and descriptive information about its reportable operating segments. It also requires that an enterprise report certain information about its products and services, the geographic areas in which they operate and their major customers. In determining the requirements of this pronouncement, Management currently believes that there is no materially reportable segment information with respect to Trey's operations and does not provide any segment information regarding products and services, major customers, and the material countries in which Trey holds assets and reports revenue.

      SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities" requires that certain derivative instruments be recognized in balance sheets at fair value and for changes in fair value to be recognized in operations. Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. While the standard, as amended, must be adopted in the fiscal year beginning after June 15, 2000, its impact on Trey's financial statements is not expected to be material as Trey has not historically used derivative and hedge instruments.

      SFAS No. 142, "Goodwill and Other Intangible Assets" requires goodwill to be tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards require. It is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001 provided the first interim period financial statements have not been previously issued. Trey is currently assessing the impact of this pronouncement on its operating results and financial condition.

      Statement of Position ("SOP") No. 98-1 specifies the appropriate accounting for costs incurred to develop or obtain computer software for internal use. The new pronouncement provides guidance on which costs should be capitalized, and over what period such costs should be amortized and what disclosures should be made regarding such costs. This pronouncement is effective for fiscal years beginning after December 15, 1998, but earlier application is acceptable. Previously capitalized costs will not be adjusted. Trey believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement and therefore believes that adoption will not have a material effect on its financial condition or operating results.

      SOP No. 98-5 requires that companies write-off defined previously capitalized start-up costs including organization costs and expense future start-up costs as incurred. Trey believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement and therefore believes that adoption will not have a material effect on its financial condition or operating results.

      SFAS No. 145 - "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Under SFAS No. 4, all gains and losses from extinguishment of debt were required to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. This Statement eliminates SFAS No. 4 and, thus, the exception to applying APB No. 30 to all gains and losses related to extinguishments of debt. As a result, gains and losses from extinguishment of debt should be classified as extraordinary items only if they meet the criteria in APB No. 30. Applying the provisions of APB No. 30 will distinguish transactions that are part of an entity's recurring operations from those that are unusual or infrequent or that meet the criteria for classification as an extraordinary item. The Company does not expect the adoption of SFAS No. 145 to have a material impact on its financial position or results of operations.

      SFAS No. 146 - "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The principal difference between this Statement and EITF 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability was recognized at the date of an entity's commitment to an exit plan. This Statement is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption of SFAS No. 146 to have a material impact on its financial position or results of operations.

      SFAS No. 148, "Accounting for Stock Based Compensation-Transition and Disclosure." This statement was issued to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This statement is effective for financial statements for fiscal years ending after December 15, 2002. This statement does not have any impact on the Company because the Company does not plan to implement the fair value method.

      In January 2003, FASB Interpretation No. 46 ("FIN No. 46"),"Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51," was issued. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. Currently, this standard has no effect on the Company's financial statements.

      During April 2003, the Financial Accounting Standards Board issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." The statement requires that contracts with comparable characteristics be accounted for similarly and clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except in certain circumstances, and for hedging relationships designated after June 30, 2003. Currently, this standard has not had a material effect on the Company's financial statements.

      In May 2003, the FASB issued "SFAS 150", "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". "SFAS 150" requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatorily redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Currently, this standard has no effect on the Company's financial statements.

      In December 2003, the FASB issued Interpretation No. 46-R, "Consolidation of Variable Interest Entities" ("FIN 46-R"). FIN 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The provisions of FIN 46 became effective for the Company during the third quarter of Fiscal 2004. The adoption of this new standard did not have any impact on the Company's financial position, results of operations or cash flows.

      In December 2003, the FASB issued a revision to SFAS No. 132 "Employers' Disclosures about Pensions and Other Post retirement Benefits." This revised statement requires additional annual disclosures regarding types of pension plan assets, investment strategy, future plan contributions, expected benefit payments and other items. The statement also requires quarterly disclosure of the components of net periodic benefit cost and plan contributions. This currently has no effect on the Company.

Critical Accounting Policies

      The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory obsolescence, intangible assets, payroll tax obligations, and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

      We have identified below the accounting policies, revenue recognition and software costs, related to what we believe are most critical to our business operations and are discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

      Principles of Consolidation. The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

      Line of Business. We are business consultants for small and medium sized businesses and are also value-added resellers and master developers of financial accounting software published by Best Software. We also publish our own proprietary EDI software. We are a leader in financial accounting solutions across a broad spectrum of industries focused on manufacturing and distribution. We specialize in software integration and deployment, programming and training, and technical support, aimed at improving the financial reporting and operational efficiencies of small and medium sized companies. The sale of our financial accounting software is concentrated in the northeastern United States, while our EDI software and programming services are sold to corporations nationwide.

      Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and Cash Equivalents. The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

      Revenue recognition. With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenues and recognized over the respective terms of the agreements.

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) services. Presently, 100% of the revenues reported by the Company are derived from the licensing of the Company's Automatic Reminder. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed. The software maintenance and support agreement provides free software updates, if any, and technical support the Customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy not to provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      Customers may license the Company's products through our telesales organization, which needs to be hired and through promotions or reseller agreements with independent third parties. A customer may return a product under very limited circumstances during the first thirty days for a replacement if the media is damaged or for a full refund if the software does not perform in accordance with written specifications. Accordingly, the Company records a provision for product returns and allowances against product revenue in the same period the revenue is recorded. The estimates are based on historical sales returns and other known data as well as market and economic conditions.

      Our current products are not sold through retail distribution channels. Current reseller agreements do not provide for a contractual right of return, future price concessions, minimum inventory commitments nor is payment contingent upon the reseller's future sales or our products. Revenues generated from products licensed through marketing channels where the right of return exists, explicitly or implicitly, is reduced by reserves for estimated product returns. Such reserves are estimates based on returns history and current economic and market trends.

      The Company recognizes revenues from consulting and support services as the services are performed. Hardware and software revenues are recognized when the product is shipped to the customer. Commissions are recognized when payments are received, since the Company has no obligation to perform any future services.

      Software Costs. Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. The Company develops software for licensing to its customers and capitalizes software development costs when technological feasibility has been established. Software development costs not qualifying for capitalization are expensed and classified as research and development expenses in the statements of operations. Research and development expenses and the capitalization rate will fluctuate from period to period depending upon the number and status of software development projects that are in process and the related number of people assigned to those projects.

      Purchased software and capitalized software development costs are amortized using the greater of the revenue method or the straight-line method with useful lives ranging from three to five years. Amortization expense is classified in costs of revenue on the statements of operations. Our products operate on or with other third party software and operating systems. When determining the useful life of a product we consider factors such as the current state of the technology, operating systems on which our products run, competitive products and the potential use of our products by the end user. Technological advances in software operating systems and other software technologies on which our products rely may shorten the expected life cycle of our products. We make an assessment of the useful lives of our products at each balance sheet date. If that assessment determines that a shortened product life has occurred, we amortize the remaining unamortized balances over the new estimated useful life of the product and provide disclosure regarding a change in estimate in the notes to the financial statements pursuant to Accounting Principles Board Opinion No. 20 "Accounting Changes."

      The Company evaluates the estimated net realizable value of each software product at each balance sheet date. The estimate is based on historical and forecasted net revenue for each product. Net revenue is the product revenue reduced by the estimated costs of revenue and, if in development, the estimated cost to complete the development of the product. When the net book value exceeds the estimate of net realizable value, the Company records a write-down to net realizable value on each product affected. Management's ability to achieve its revenue forecast is subject to judgment, competitive pressures, market and economic conditions and management's ability to successfully license its products to its customers. A change in one or more of these factors may influence management's estimates. Accordingly, currently estimated net realizable values are subject to being reduced resulting in corresponding charges for impairment in the future.

      In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires variable interest entities to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN 46 is effective for all new variable interest entities created after January 31, 2003. For variable interest entities created or acquired before February 1, 2003, the provisions of FIN 46 become effective for the Company on September 1, 2003. The Company does not expect that the adoption of FIN 46 will have a material impact on its financial position, results of operations or cash flows.

      In April, 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Except as noted below, the Company is required to adopt this statement by the first quarter of the fiscal year, 2004. Certain provisions of this statement relating to SFAS No. 133 implementation issues that have been effective for prior fiscal quarters will continue to be applied in accordance with their respective effective dates. The Company does not expect that the adoption of SFAS No. 149 will have a material impact on its financial position, results of operations or cash flows.

      In May, 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for the Company on September 1, 2003. The Company does not expect that the adoption of SFAS No. 150 will have a material impact on the Company's financial position, results of operations or cash flows.

      Marketable Securities. The Company has evaluated its investment policies consistent with Financial Accounting Standards Board Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities ("FASB 115"), and determined that all of its investment securities are to be classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported in Stockholders' Equity (Deficiency).

      Concentration of Credit Risk. The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances exceeded FDIC insured levels at various times during the year. For the six months ended June 30, 2005, our top ten customers had approximately $640,000 in sales and these represented 33% of our total sales for the period. Generally, we do not rely on any one specific customer for any significant portion of our revenue base.

      Property and Equipment. Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, generally five to seven years. Maintenance and repairs are charged to expense as incurred.

      Financing Costs. Financing costs consist primarily of professional fees and various paid commissions relating to the issuance of the Company's convertible debentures and equity credit lines. These costs are expensed as incurred.

      Income Taxes. The Company accounts for income taxes in accordance with Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income taxes and liabilities are computed annually for differences between the financial statement and the tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

      Debt Issue Costs. Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of the Company's convertible debentures. Conversion costs are charged to expense the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with Emerging Issues Task Force (EITF) Issue 98-5.

      Fair Value of Financial Instruments. The Company estimates that the fair value of all financial instruments at June 30, 2005 and December 31, 2004, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

      Long-Lived Assets. SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted this statement and determined that an impairment loss should not be recognized for applicable assets of continuing operations.

      Stock-Based Compensation. SFAS No. 123, "Accounting for Stock-Based Compensation" establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. For stock options, fair value is determined using an option-pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option, the volatility of the underlying stock and the expected dividends on it, and the risk-free interest rate over the expected life of the option. The Company has adopted this statement and recorded the option value as outlined above.

      Earnings (Loss) Per Share. SFAS No. 128, "Earnings per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

      The computation of basic EPS is computed by dividing income (loss) available to common stockholders by weighted average number of common shares outstanding for the six months ending June 30, 2005. The number of shares used in the calculation for the six months ending June 30, 2004, assumes the shares issued in connection with the Company's spin - off from iVoice, Inc. were issued and outstanding for those respective periods. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise, or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position. The Company had 75,000 options outstanding as of June 30, 2005.

      The shares used in the computations are as follows:

                                           As of June 30,     As of December 31,
                                         2005        2004      2004       2003
                                         ----        ----      ----       ----
      Basic and Diluted EPS Purposes  54,766,857  4,889,871 11,320,556 3,000,000
                                      ==========  ========= ========== =========

      Comprehensive Income. SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities.

Off-Balance Sheet Arrangements

      We currently have no off-balance sheet arrangements.

                             DESCRIPTION OF PROPERTY

      We do not own any real property for use in our operations or otherwise. On June 10, 2005, we consolidated our two New Jersey offices and moved into 6,986 square feet of space at 5 Regent Street, Livingston, NJ 07039 at a monthly rent of $7,423. In addition, we sublet 1,090 square feet of space in Clifton, NJ at a monthly rent of $1,998. Effective March 15, 2005, we entered into a lease for 621 square feet of space at 900 Walt Whitman Road, Melville, NY 11747, at a monthly rent of $932. We use our facilities to house our corporate headquarters and operations and believe our facilities are suitable for such purpose. We also believe that our insurance coverage adequately covers our interest in our leased space. We have a good relationship with our landlords. We believe that these facilities will be adequate for the foreseeable future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In March 2003, Trey issued an aggregate of $40,000 in convertible debentures to Elma S. Foin, Darryl A. Moy, Henry Tyler and Steven R. LeMott. These debentures are convertible into shares of Class A Common Stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the Class A Common Stock as of the closing date of the distribution or (b) an amount equal to eighty percent (80%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years with all accrued interest due and payable at the end of the term. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to April 2004.

      In September 2003, Trey issued $100,000 in convertible debentures to Cornell Capital Partners, LP. These debentures are convertible into shares of Class A Common Stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the Class A Common Stock as of the closing date of the distribution or (b) an amount equal to eighty percent (80%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years with all accrued interest due and payable and the end of the term. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to April 2004.

      Effective January 2003, Trey entered into an Equity Line of Credit Agreement, subsequently amended effective as of January 2003. Under this agreement, Trey may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. Subject to certain conditions, Trey will be entitled to commence drawing down on the Equity Line of Credit when the Class A Common Stock under the Equity Line of Credit is registered with the Securities and Exchange Commission and will continue for two years thereafter. The purchase price for the shares will be equal to 91% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the notice date. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. To date, Trey has not drawn down on the Equity Line of Credit. Other than the Equity Line of Credit, no other financing agreement is currently available to Trey. The Equity Line of Credit Agreement does not involve affiliated persons, natural, or corporate.

      Upon the effective date of the registration statement relating to the Spin-Off, Trey assumed an aggregate of $324,000 in liabilities from iVoice and iVoice assigned to Trey assets having an aggregate book value of $13,500. Trey believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

      In connection with the assumption of assets and liabilities by Trey from iVoice, Trey assumed from iVoice immediately prior to the effectiveness of the registration statement relating to the Spin-Off $250,000 of outstanding indebtedness from iVoice to Jerry Mahoney. The debt is subject to a promissory note having substantially the same terms as the note from iVoice to Mr. Mahoney. Trey, upon the effectiveness of the registration statement relating to the Spin-Off, issued a promissory note in the amount of $250,000 payable to Mr. Mahoney at the rate of 9.5% per annum on the unpaid balance until paid or until default. Interest payments are due and payable annually. Mr. Mahoney may, at his sole discretion, convert the $250,000 note (including accrued interest) into Class B Common Stock of Trey at the rate of one dollar per share. The Class B Common Stock is convertible at any time into Class A Common Stock at a rate equal to 50% of the lowest price that Trey issues shares of Class A Common Stock subsequent to the date of the note.

      Mr. Mahoney did forego receipt of Trey's Class A Common Stock that he otherwise would have been eligible to receive from the Spin-Off by virtue of his ownership of iVoice's Class B Common Stock.

      In January and September 2003, Trey entered into two separate employment agreements with Mr. Mahoney its Chairman of the Board and Mr. Meller its President. The agreements call for annual compensation of $180,000 per annum, and the usual and customary perquisites and benefits valued at approximately $25,000. The agreements also provide for a bonus of $350,000 per employment agreement to be paid upon successful completion of the Spin-Off. Trey believes that the compensation provided to each of Mr. Mahoney and Mr. Meller are commensurate with compensation levels paid by other companies to management having equivalent experiences and capabilities.

      In February 2003, Trey entered into an administrative services agreement with iVoice. Pursuant to that agreement, iVoice will provide Trey with physical premises, clerical and support staff, and administrative services, as defined in the agreement, for a period of approximately two years. For these services Trey will pay iVoice $95,000 during the initial year of the term, $95,000 during the second year of the term, and $95,000 during the third year of the term, if extended. The annual fee we will pay iVoice for these services is smaller than what we would incur if Trey had to outsource these services. On May 16, 2005, Trey terminated its administrative services agreement with iVoice and iVoice agreed to accept the assignment of 10 million shares of Laser Energetics Class A Common Stock as settlement of all administrative fees owed by us. The value of the exchanged securities was determined to be $64,891.

                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

                                     Market

      Our Class A Common Stock, $0.00001 par value, is traded in the OTC Bulletin Board under the symbol "TYRIA." The following table shows the high and low closing prices for the periods indicated.

                                       High            Low
                                       ----            ---
      2004
      ----

      First Quarter                   $0.900          $0.120
      Second Quarter                  $0.320          $0.060
      Third Quarter                   $0.180          $0.044
      Fourth Quarter                  $0.080          $0.022

      2005
      First Quarter                   $0.046          $0.023
      Second Quarter                  $0.027          $0.011
      Third Quarter (through
      September 12, 2005)             $0.043          $0.0128

      As of September 12, 2005, the number of record holders of our common shares was approximately 680.

Dividends

      To date, the Company has never paid a dividend. We have no plans to pay any dividends in the near future. We intend to retain all earnings, if any, for the foreseeable future, for use in our business operations.

                             EXECUTIVE COMPENSATION

      The following table summarizes the compensation earned by or paid to the Named Executive Officers for services rendered in all capacities during the fiscal years ended December 31, 2004, 2003 and 2002.

                                                                   Other                   Securities      All
                                                                   Annual     Restricted   Underlying     Other
Name and Position(s)              Year     Salary($)   Bonus(3)  Compensation   Stock       Options    Compensation
--------------------              ----     ---------   --------  ------------   -----       -------    ------------

Jerome R. Mahoney(1)
   Non-Executive                  2004     $181,583    $350,000      $0          $0            $0          $0
   Chairman of the Board          2003     $180,000      $0          $0          $0            $0          $0
   Of Directors                   2002        $0         $0          $0          $0            $0          $0

Mark Meller (2)                   2004     $279,617    $464,800      $0          $0            $0          $0
  President, Chief                2003        $0         $0          $0          $0            $0          $0
  Executive Officer,              2002        $0         $0          $0          $0            $0          $0
  Chief Financial
  Officer and Director


(1) Mr. Mahoney has been serving as our Non-Executive Chairman of the Board of Directors since January 1, 2003.

(2) Mr. Meller has been serving as our President, Chief Financial Officer and Director since September 15, 2003. Mr. Meller did not draw a salary in 2003. In 2004, Mr. Meller received, pursuant to his employment agreement, a retro-active salary adjustment back to August 1, 2003 in the amount of $147,534. In addition, the Board of Directors declared a cash bonus for Mr. Meller's benefit in the amount of $114,800.

(3) Mr. Mahoney and Mr. Meller both received a one-time payment of $350,000 upon the successful completion of the spin-off from its former parent company, iVoice Inc.,

Director Compensation

      Effective May 20, 2005, Mr. Rudy will receive $3,000 per quarter in cash and/or Trey stock for his services. Prior to this date, we did not have any arrangements to provide compensation to our outside directors. During the fiscal years ended December 31, 2004 and 2003, we did not compensate any of our outside directors.

Employment Agreements

      We have entered into employment contracts with its Non-Executive Chairman of the Board of Directors. As consideration, we agreed to pay Mr. Mahoney the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Trey in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by Trey) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Mahoney shall also be paid the sum of $350,000 upon the completion of the Spin-Off.

      On September 15, 2003, we entered into an employment agreement with Mr. Meller. He will serve as our President and Chief Financial Officer for a term of five years. As consideration, we agreed to pay Mr. Meller the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Meller provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Trey in each of the five prior calendar years (or shorter period during which Mr. Meller shall have been employed by Trey) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Meller shall also be paid the sum of $350,000 upon the completion of the Spin-Off, and compensation retroactive to August 1, 2003, at the annual rate dictated by the terms of the employment agreement, as a result of Trey Resources acquiring SWK, Inc. on June 2, 2004. This retroactive compensation is equal to

$147,534. In addition, Mr. Meller was awarded a cash bonus of $114,800. The bonus has been accrued, but has not as yet been paid.

      Mr. Mahoney and Mr. Meller have agreed to defer cash payment of any monies due and owing them representing fixed compensation, which have been accrued on the Company's balance sheet, and the one-time payment in connection with the spin-off, until such time as the Board of Directors determines that the Company has sufficient capital and liquidity to make such cash payments. Alternatively, Mr. Mahoney and Mr. Meller have further agreed, however, to accept payment or partial payment, from time to time, as determined in the sole discretion of the Board of Directors in the form of cash, the Company's Class A Common Stock and/or the Company's Class B Common Stock.

                              TREY RESOURCES, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS


CONTENTS                                                                   Page
--------                                                                   ----

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                      2

CONSOLIDATED FINANCIAL STATEMENTS - AUDITED

      Balance Sheets     - December 31, 2004 and 2003                       3-4

      Statements of Operations - for the years ended
        December 31, 2004 and 2003                                            5

      Statements of Stockholders' Equity (Deficiency) - for the
        years ended December 31, 2004 and 2003                                6

      Statement of Accumulated Other Comprehensive Income (Loss) -
        for the years ended December 31, 2004 and 2003                        7

      Statements of Cash Flows - for the years ended
        December 31, 2004 and 2003                                         8-10

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                11-32

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

      Balance Sheet - June 30, 2005                                          33

      Statements of Operations - for the six months ended
            June 30, 2005 and 2004                                           34

      Statement of Accumulated Other Comprehensive Income (Loss) -
        for the six months ended June 30, 2005                               35

      Statements of Cash Flows - for the six months ended
            June 30, 2005 and 2004                                        36-37

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                38-51

                         Bagell, Josephs & Company, LLC
                200 Haddonfield Berlin Road, Gibbsboro, NJ 08026
                       Tel: 856.346.2628 Fax: 856.346.2882


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS' OF
TREY RESOURCES, INC.
Livingston, New Jersey

We have audited the accompanying consolidated balance sheet of Trey Resources, Inc. and Subsidiaries as of December 31, 2004 and December 31, 2003, and the related consolidated statements of operations, stockholders' equity (deficiency), accumulated other comprehensive income (loss) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements for December 31, 2004 and December 31, 2003 have been prepared assuming the Company will continue as a going concern. As discussed in Note 12 to the consolidated financial statements, the Company has incurred substantial accumulated deficits. These issues lead to substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also discussed in Note 12. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Trey Resources, Inc. and Subsidiaries as of December 31, 2004 and December 31, 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



                                              /s/Bagell, Josephs & Company, LLC


Gibbsboro, New Jersey
March 24, 2005

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                               December 31,
                                                         -----------------------
                                                             2004        2003
                                                         ----------   ----------

CURRENT ASSETS
  Cash and cash equivalents                              $  346,635   $    4,548
  Securities available for sale                              50,000         --
  Convertible debentures receivable, net of
    allowance for doubtful accounts of $252,199
    and $0                                                     --           --
  Accounts receivable, net of allowance for
   doubtful accounts of $30,300 and $0                      273,086         --
  Due from related parties                                     --         54,586
  Prepaid expenses and other current assets                  37,751       55,000
                                                         ----------   ----------

    Total current assets                                    707,472      114,134
                                                         ----------   ----------

PROPERTY AND EQUIPMENT, net                                  92,834         --
                                                         ----------   ----------

OTHER ASSETS
  Goodwill, net                                           1,062,040         --
      Intangible assets, net                                   --          9,000
  Deposits and other assets                                  40,474         --
                                                         ----------   ----------

    Total other assets                                    1,102,514        9,000
                                                         ----------   ----------

TOTAL ASSETS                                             $1,902,820   $  123,134
                                                         ==========   ==========


         The accompanying notes are an integral part of the consolidated financial statements.


                      TREY RESOURCES, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (Continued)

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
                -------------------------------------------------

                                                                                 December 31,
                                                                         -----------------------------
                                                                            2004              2003
                                                                         -----------       -----------

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                  $   632,591       $   126,267
  Due to related parties                                                   1,388,064           187,200
  Current portion of obligations under capital leases                         17,223              --
  Convertible debentures payable                                              17,469           140,000
  Notes payable                                                              703,357              --
  Notes payable to related parties                                           314,417              --
  Deferred revenue                                                            12,099              --
                                                                         -----------       -----------

   Total current liabilities                                               3,085,220           453,467

LONG TERM DEBT

  Obligations under capital leases, net of current portion                    19,131              --
                                                                         -----------       -----------

   Total liabilities                                                       3,104,351           453,467
                                                                         -----------       -----------

COMMITMENTS AND CONTINGENCIES - Note 8                                          --                --

STOCKHOLDERS' EQUITY (DEFICIENCY)
  Preferred stock, $1.00 par value; authorized 1,000,000
     shares; no shares issued and outstanding                                   --                --
  Common stock, Class A:
     2004 - par value $.00001; Authorized 10,000,000,000,
       29,645,284 shares issued, 28,719,358 shares outstanding
       2003 - par value $.01; Authorized 10,000,000,000, 100
       shares issued and outstanding                                             287                 1
     Common stock Class B - par value $.00001; authorized
       50,000,000 shares; no shares issued and outstanding                      --                --
  Common stock Class C - par value $.00001; authorized
       20,000,000 shares; no shares issued and outstanding                      --                --
  Additional paid in capital                                               1,916,320            35,099
  Net investment - iVoice, Inc                                                  --             135,187
  Stock options and warrants granted                                           5,250              --
  Accumulated comprehensive loss                                             (50,000)             --

  Accumulated deficit                                                     (3,073,388)         (500,620)
                                                                         -----------       -----------

   Total stockholders' equity  (deficiency)                               (1,201,531)         (330,333)
                                                                         -----------       -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)                  $ 1,902,820       $   123,124
                                                                         ===========       ===========


         The accompanying notes are an integral part of the consolidated financial statements.


                      TREY RESOURCES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      For the Years Ended
                                                                         December 31,
                                                                -------------------------------
                                                                    2004               2003
                                                                ------------       ------------

SALES, net                                                      $  1,703,281       $      1,350

COST OF SALES                                                      1,004,645             18,435
                                                                ------------       ------------

GROSS PROFIT (LOSS)                                                  698,636            (17,085)
                                                                ------------       ------------

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES
   Selling expenses                                                  263,735                305
   General and administrative expenses                             2,386,539            358,508
   Research and development                                             --                  572
   Depreciation and amortization                                      15,922                455
                                                                ------------       ------------

     Total selling, general and administrative
       expenses                                                    2,666,196            359,840
                                                                ------------       ------------

LOSS FROM CONTINUING OPERATIONS                                   (1,967,560)          (376,925)
                                                                ------------       ------------

OTHER INCOME (EXPENSE)
   Sale of assets, net of provision for bad debt                     100,000               --
   Amortization of discounts on debt conversion                     (155,245)              --
   Write off of financing costs                                     (202,250)           (14,000)
   Interest expense                                                 (165,650)            (6,680)
                                                                ------------       ------------
     Total other expense                                            (423,145)           (20,680)
                                                                ------------       ------------

LOSS BEFORE INCOME TAXES                                          (2,390,705)          (397,605)

PROVISION FOR INCOME TAXES                                              --                 --
                                                                ------------       ------------

NET LOSS                                                        $ (2,390,705)      $   (397,605)
                                                                ============       ============

NET LOSS PER COMMON SHARE
     Basic                                                      $       (.21)      $       (.13)
                                                                ============       ============
     Diluted                                                    $       (.21)      $       (.13)
                                                                ============       =============

WEIGHTED AVERAGE SHARES OUTSTANDING
     Basic  (Post Spin-Off in 2003)                               11,320,556          3,000,000
                                                                  ==========       ============
     Diluted (Post Spin-Off in 2003)                              11,320,556          3,000,000
                                                                  ==========       ============


         The accompanying notes are an integral part of the consolidated financial statements.


                                       TREY RESOURCES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) AND COMPREHENSIVE LOSS
                                  FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                                 Stock
                                                                  Additional       Net         Options and    Accumulated
                                        Common Stock Class A       Paid in      Investment      Warrants     Comprehensive
                                         Shares      Amount        Capital      iVoice, Inc      Granted         Loss
                                       --------    -----------    ----------    -----------    -----------   -------------

Balance at January 1, 2003                  100    $         1   $        99    $   129,601    $      --     $      --

Sale of convertible debentures             --             --          35,000           --             --            --

Net transactions with
  iVoice, Inc                              --             --            --            5,586           --            --

Net loss for the year
  ended December 31, 2003                  --             --            --             --             --            --
                                    -----------    -----------   -----------    -----------    -----------   -----------

Balance at December 31, 2003                100              1        35,099        135,187           --            --

30,000:1 stock split
  and spin off from
  iVoice, Inc                         2,907,248             28           (28)      (135,187)          --            --

Issuance of stock on
  equity line conversion             15,127,179            152       846,182           --             --            --

Issuance of stock on
  accrued salary conversion           2,400,000             24       122,376           --             --            --

Issuance of stock on
  debenture conversion                2,444,177             24       162,649           --             --            --

Issuance of stock on
  debt conversion                       212,766              2         9,998           --             --            --

Issuance of stock for
  acquisitions                        3,398,149             34       584,966           --             --            --

Issuance of stock for
  compensation and services           2,239,815             22       155,078           --             --            --


Stock options and
  warrants granted                         --             --            --             --            5,250          --

Cancellation of certificates            (10,076)          --            --             --             --            --


Net loss for the
  year ended December 31, 2004             --             --            --             --             --         (50,000)

                                    -----------    -----------   -----------    -----------    -----------   -----------
Balance at December
  31, 2004                           28,719,358    $       287   $ 1,916,320    $      --      $     5,250   $   (50,000)
                                    ===========    ===========   ===========    ===========    ===========   ===========


                                                                   Total
                                                            Stock Stockholders'
                                          Accumulated              Equity
                                            Deficit             (Deficiency)
                                            -------         ------------------


Balance at January 1, 2003               $  (103,015)         $    26,686

Sale of convertible debentures                  --                 35,000

Net transactions with
  iVoice, Inc.                                  --                  5,586

Net loss for the year
  ended December 31, 2003                   (397,605)            (397,605)
                                         -----------          -----------

Balance at December 31, 2003                (500,620)            (330,333)

30,000:1 stock split
  and spin off from
  iVoice, Inc                               (182,063)            (317,250)

Issuance of stock on
  equity line conversion                        --                846,334

Issuance of stock on
  accrued salary conversion                     --                122,400

Issuance of stock on
  debenture conversion                          --                162,673

Issuance of stock on
  debt conversion                               --                 10,000

Issuance of stock for
  acquisitions                                  --                585,000

Issuance of stock for
  compensation and services                     --                155,100

Stock options and
  warrants granted                              --                  5,250

Cancellation of certificates                    --                   --

Net loss for the
  year ended December 31, 2004            (2,390,705)          (2,440,705)

                                         -----------          -----------
Balance at December
  31, 2004                               $(3,073,388)         $(1,201,531)
                                         ===========          ===========


         The accompanying notes are an integral part of the consolidated financial statements.

                      TREY RESOURCES, INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF ACCULATED OTHER COMPREHENSIVE INCOME (LOSS)


                                                                  Comprehensive
                                                                  Income (Loss)
                                                                  -------------

Balance at January 1, 2003                                           $   --

Net transactions for the year ended December 31, 2003                    --
                                                                     --------
Balance at December 31, 2003                                             --

Unrealized loss on  securities available for sale                     (50,000)
                                                                     --------
Balance at December 31, 2004                                         $(50,000)
                                                                     ========




         The accompanying notes are an integral part of the consolidated financial statements.


                      TREY RESOURCES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       For the Years Ended
                                                                          December 31,
                                                                 -----------------------------
                                                                     2004               2003
                                                                 -----------         ---------
CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                                       $(2,390,705)        $(397,605)

  Adjustments to reconcile net loss to net cash used
    in operating activities:
    Depreciation and amortization                                     13,820               455
    Amortization of other intangibles                                  2,102              --
    Amortization of software licenses                                  9,000            18,000
    Amortization of debt conversion discounts                        155,245              --
    Common stock issued for compensation and services                155,100              --
    Common stock issued for interest charges                           9,162              --
    Equity recorded for stock options granted                          5,250              --
    Write off debt issue costs                                        55,000              --
    Net change in other comprehensive loss                           (50,000)             --
    Net realized gain from sale of automatic reminder
      software                                                       (50,000)             --
  Changes in certain assets and liabilities:
    Accounts receivable                                             (185,488)             --

    Prepaid and other assets                                         (44,476)             --
    Accounts payable and accrued expenses                             12,514           313,467
    Deferred revenue                                                   5,990              --
    Related party accounts for accrued compensation                1,278,450              --
                                                                  ----------        ----------

  Total cash used in operating activities                         (1,019,036)          (65,683)
                                                                  ----------        ----------



         The accompanying notes are an integral part of the consolidated financial statements.


                      TREY RESOURCES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

                                                                   For the Years Ended
                                                                      December 31,
                                                            -------------------------------
                                                                 2004              2003
                                                            -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                            (25,938)               --

  Business acquisition, net of cash received                      2,437                --
                                                            -----------         -----------

  Total cash used in investing activities                       (23,501)               --
                                                            -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from related party loans                              21,017               6,481
  Repayments of related party loans                              (5,187)            (76,250)

  Proceeds from notes payable                                 1,513,672                --
  Repayment of notes payable                                   (152,410)               --
  Proceeds from capital leases payable                           14,102                --
  Repayment of capital leases payable                            (6,570)               --
  Proceeds from sales of convertible debentures                    --               140,000
                                                            -----------         -----------

  Total cash provided by financing activities                 1,384,624              70,231
                                                            -----------         -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                       342,087               4,548

CASH AND EQUIVALENTS - Beginning of year                          4,548                --
                                                            -----------         -----------
CASH AND EQUIVALENTS - END OF YEAR                          $   346,635         $     4,548
                                                            ===========         ===========

CASH PAID DURING THE YEAR FOR:

  Interest expense                                          $     9,413         $      --
                                                            ===========         ===========
  Income taxes                                              $      --           $      --
                                                            ===========         ===========


         The accompanying notes are an integral part of the consolidated financial statements.

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES


For the Year Ended December 31, 2004
------------------------------------

During the year ended December 31, 2004, the Company:

a) Issued 15,127,179 shares of Class A common stock with a total value of $846,334 for repayment of principal and interest on outstanding notes payable, issued as advances on the equity line financing with Cornell Capital Partners, LP.

b) Issued 3,398,149 shares of Class A common stock with a total value of $585,000 for the acquisition of SWK, Inc and the client list of Business Tech Solutions, Inc.

c) Issued 2,444,177 shares of Class A common stock with a total value of $162,673 for the repayment of convertible debentures with Cornell Capital Partners, LP and four other unrelated parties.

d) Issued 2,400,000 shares of Class A common stock with a value of $122,400 for repayment of accrued salaries for two officers of the Company.

f) Issued 2,239,815 shares of Class A common stock with a value of $155,100 for compensation and bonuses to SWK employees, commitment and agent placement fees for the equity line financing and other services.

g) Issued 212,766 shares of Class A common stock with a value of $10,000 to a previous officer of iVoice, Inc. per the spin-off agreement.

h) Granted 75,000 options for shares of Class A common stock for investor relations services.


For the Year Ended December 31, 2003
------------------------------------

During the year ended December 31, 2003, the Company:

a) On March 31, and on September 19, 2003 the Company issued $40,000 and $100,000 respectively, of its 5% Convertible Debentures with a 20% beneficial conversion feature.



         The accompanying notes are an integral part of the consolidated financial statements.

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


a)    Description of business
      -----------------------
      Trey Resources, Inc. (the "Company"), was incorporated in Delaware on October 3, 2002 as a wholly owned subsidiary of iVoice Inc. On February 11, 2004, the Company was spun off from iVoice, Inc. and is now an independent publicly traded company.

      The spin-off transaction was accomplished by the distribution of certain intellectual property, representing the software codes of the Automatic Reminder, and certain accrued liabilities and related party debt into a wholly-owned subsidiary of iVoice., Trey Resources, Inc. ("Trey", formerly known as iVoice Acquisition 1, Inc. and Trey Industries, Inc.) and subsequently distributed on a pro-rata basis to iVoice shareholders in the form of a taxable dividend.

      Up until its acquisition of SWK, Inc. on June 2, 2004, the Company was engaged in the design, manufacture, and marketing of specialized telecommunication equipment. With the acquisition of SWK and as part of its plan to expand into new markets, Trey is focusing on the business software and information technology consulting market, and is looking to acquire other companies in this industry. SWK Technologies, Inc., ("SWK") the surviving entity in the merger and acquisition of SWK, Inc., is a New Jersey-based information technology company, value added reseller, and master developer of licensed accounting software. The Company also publishes its own proprietary supply-chain software, "MAPADOC.". The Company sells services and products to various end users, manufacturers, wholesalers and distributor industry clients located throughout the United States.

      Certain intellectual property, representing the software codes of the Automatic Reminder, was sold in November 2004 to Laser Energetics, Inc.
      (LEI), a New Jersey based technology company. The Company received 10 million shares of Laser Energetics Class A Common Stock and was further issued a convertible debenture by Laser Energetics, Inc. in the amount of $250,000. The debenture, which bears interest at the rate of 3% per annum, has a five year term, and is convertible into shares of LEI Class A Common Stock at a rate equal to fifty percent (50%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. The convertible debenture is convertible at the holder's option.

      The Company is publicly traded and is currently traded on the Over The Counter Bulletin Board ("OTCBB") under the symbol "TYRIA".

b)    Basis of Presentation
      ---------------------
      The accompanying consolidated financial statements include the accounts of Trey Resources, Inc. (the "Company" or "Trey") and its wholly owned subsidiary, SWK Technologies, Inc. On February 11, 2004, the Company was spun off from iVoice, Inc. and is now an independent publicly traded company. These consolidated financial statements

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


      have been prepared in accordance with accounting principles generally accepted in the United States for financial information and with the instructions to Form 10-QSB and Regulation S-B. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

      Prior to its spin-off from iVoice in February 2004, the Company operated as a non-reporting component of iVoice, Inc. and accordingly, the results of operations, and cash flows of the Company for the year ending December 31, 2003, have been derived from the consolidated financial statements and accounting records of iVoice, Inc., reflect significant assumptions and allocations and do not necessarily reflect the financial position of Trey Resources, Inc., had it been a stand-alone Company for that period.

      On June 2, 2004, the Company completed its acquisition of SWK, Inc through a merger into its wholly owned subsidiary SWK Technologies, Inc. ("SWKT"). As such, the consolidated statement of operations for the year ending December 31, 2004, include the operations of SWKT from June 2, 2004 (the date of acquisition) though December 31, 2004.

      On November 11, 2004, Trey Resources' wholly-owned subsidiary, BTSG Acquisition Corp. acquired certain assets of Business Tech Solutions Group, Inc. Business Tech Solutions Group, Inc. was a value added reseller for Best Software's BusinessWorks financial accounting software. As a result of the acquisition, Business Tech Solutions Group, Inc.'s shareholder was issued, in exchange for certain assets of Business Tech Solutions Group, Inc., 648,149 restricted shares of Trey Resources' Class A Common Stock.

      The result of operations for the year ended December 31, 2004 and 2003 are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements and footnotes included in Form 10-KSB for the year ended December 31, 2003. References to the "Company," "we," "us" and "our" refer to Trey Resources Inc. and its subsidiary.

c)    Principles of Consolidation
      ---------------------------
      The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany transactions and accounts have been eliminated in consolidation.

d)    Line of Business
      ----------------
      We are business consultants for small and medium sized businesses and are also value-added resellers and master developers of financial accounting software published by Best Software. We also publish our own proprietary EDI software. We are a leader in financial accounting solutions across a broad spectrum of industries focused on manufacturing and distribution. We specialize in software integration and deployment, programming and training, and technical support, aimed at improving the financial reporting and operational efficiencies of small and medium sized companies. The sale of

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


      our financial accounting software is concentrated in the northeastern United States, while our EDI software and programming services are sold to corporations nationwide.

e)    Use of Estimates
      ----------------
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

f)    Revenue Recognition
      -------------------
      The Company recognizes revenues from consulting and support services as the services are performed. Hardware and software revenues are recognized when the product is shipped to the customer. Commissions are recognized when payments are received, since the Company has no obligation to perform any future services.

g)    Advertising Costs
      -----------------
      Advertising costs are expensed as incurred and are included in selling expenses. For the years ended December 31, 2004 and 2003, advertising expense amounted to $257 and $0, respectively.

h)    Cash and Cash Equivalents
      -------------------------
      The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

i)    Marketable Securities
      ---------------------
      The Company has evaluated its investment policies consistent with Financial Accounting Standards Board Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities ("FASB 115"), and determined that all of its investment securities are to be classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported in Stockholders' Equity (Deficiency).

j)    Concentration of Credit Risk
      ----------------------------
      The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances exceeded FDIC insured levels at various times during the year.

      For the year ended December 31, 2004, our top ten customers had approximately $560,000 in sales and these represented 33% of our total sales for the period. Generally, we do not rely on any one specific customer for any significant portion of our revenue base.

k)    Property and Equipment
      ----------------------
      Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, generally five to seven years. Maintenance and repairs are charged to expense as incurred.

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


l)    Software License Cost
      ---------------------
      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems patented by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", and were being amortized using the straight-line method over a period of five years. As described later in
      Note 1, the Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortizated cost. The remaining unamortized cost was written off in 2004.

m)    Income Taxes
      ------------
      The Company accounts for income taxes in accordance with Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income taxes and liabilities are computed annually for differences between the financial statement and the tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

n)    Financing Costs
      ---------------
      Financing costs consist primarily of professional fees and various paid commissions relating to the issuance of the Company's convertible debentures and equity credit lines. These costs are expensed as incurred.

o)    Debt Issue Costs
      ----------------
      Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of the Company's convertible debentures. Conversion costs are charged to expense the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with Emerging Issues Task Force (EITF) Issue 98-5.

p)    Fair Value of Financial Instruments
      -----------------------------------
      The Company estimates that the fair value of all financial instruments at December 31, 2004 and 2003, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


q)    Long-Lived Assets
      -----------------
      SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted this statement and determined that an impairment loss should not be recognized for applicable assets of continuing operations.

r)    Stock-Based Compensation
      ------------------------
      SFAS No. 123, "Accounting for Stock-Based Compensation" establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement also applies to transactions in which an entity issues its equity instruments to acquire goods or services from nonemployees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. For stock options, fair value is determined using an option-pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option, the volatility of the underlying stock and the expected dividends on it, and the risk-free interest rate over the expected life of the option. The Company has adopted this statement and recorded the option value as outlined above.

s)    Earnings Per Share
      ------------------
      SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

      The computation of basic EPS is computed by dividing income (loss) available to common stockholders by weighted average number of common shares outstanding for the year ending December 31, 2004. The number of shares used in the calculation for the year ending December 31, 2003, assumes the shares issued in connection with the Company's spin - off from iVoice, Inc. were issued and outstanding for those respective periods. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise, or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position.

      The shares used in the computations are as follows:

                                                   As of December 31,
                                                   2004          2003
                                                   ----          ----
            Basic and Diluted EPS Purposes      11,320,556     3,000,000
                                                ==========     =========

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


t)    Comprehensive Income
      --------------------
      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities.

u)    Recent Accounting Pronouncements
      --------------------------------
      SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information" requires that a public company report financial and descriptive information about its reportable operating segments. It also requires that an enterprise report certain information about its products and services, the geographic areas in which they operate and their major customers. In determining the requirements of this pronouncement, Management believes that there is no materially reportable segment information with respect to the Company's operations and does not provide any segment information regarding products and services, major customers, and the material countries in which the Company holds assets and reports revenue.

      SFAS No. 142, "Goodwill and Other Intangible Assets" requires goodwill to be tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards require. In accordance with the requirements of this pronouncement, the Company has assessed the value of the intangible assets reflected as goodwill on its books and has determined that no future benefit for these assets exists.

      SFAS No. 145 - "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Under SFAS No. 4, all gains and losses from extinguishment of debt were required to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. This Statement eliminates SFAS No. 4 and, thus, the exception to applying APB No. 30 to all gains and losses related to extinguishments of debt. As a result, gains and losses from extinguishment of debt should be classified as extraordinary items only if they meet the criteria in APB No. 30. Applying the provisions of APB No. 30 will distinguish transactions that are part of an entity's recurring operations from those that are unusual or infrequent or that meet the criteria for classification as an extraordinary item. The Company does not expect the adoption of SFAS No. 145 to have a material impact on its financial position or results of operations.

      SFAS No. 146 - "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The principal difference between this Statement and EITF 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


      incurred. Under EITF 94-3, a liability was recognized at the date of an entity's commitment to an exit plan. This Statement is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption of SFAS No. 146 to have a material impact on its financial position or results of operations.

      SFAS No. 148, "Accounting for Stock Based Compensation-Transition and Disclosure." This statement was issued to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This statement is effective for financial statements for fiscal years ending after December 15, 2002. This statement does not have any impact on the Company because the Company does not plan to implement the fair value method.

      In January 2003, FASB Interpretation No. 46 ("FIN No. 46"),"Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51," was issued. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. Currently, this standard has no effect on the Company's financial statements.

      During April 2003, the Financial Accounting Standards Board issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." The statement requires that contracts with comparable characteristics be accounted for similarly and clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except in certain circumstances, and for hedging relationships designated after June 30, 2003. Currently, this standard has not had a material effect on the Company's financial statements.

      In May 2003, the FASB issued "SFAS 150", "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". "SFAS 150" requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatorily redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets and

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


      certain obligations that can be settled with shares of stock. SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Currently, this standard has no effect on the Company's financial statements.

NOTE 2 - PROPERTY AND EQUIPMENT
-------------------------------

      Property and equipment is summarized as follows:

                                                               December 31,
                                                        ------------------------
                                                           2004           2003
                                                        ----------      --------
        Leasehold improvements                         $     3,171      $      -
        Furniture and fixtures                             103,483             -
                                                       ------------     --------
                                                           106,654             -
        Less:  Accumulated depreciation                     13,820             -
                                                       ------------     --------
        Property and equipment, net                    $    92,834      $      -
                                                       ===========      ========

      Depreciation expense for the years ended December 31, 2004 and 2003 was $13,820 and $455, respectively.

NOTE 3 - CONVERTIBLE DEBENTURES RECEIVABLE
------------------------------------------

      In November 2004, the Company sold certain intellectual property, representing the software codes of the Automatic Reminder to Laser Energetics, Inc. (LEI), a New Jersey based technology company. As part of the sale, the Company was issued a convertible debenture in the amount of $250,000. The debenture, which bears interest at the rate of 3% per annum, has a five year term, and is convertible into shares of LEI Class A Common Stock at a rate equal to fifty percent (50%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. The convertible debenture is convertible at the holder's option. At December 31, 2004, the Company determined that value of the debenture was significantly impaired and the entire debenture, including the accrued interest income for 2004, was written down to zero as a provision for doubtful accounts.

NOTE 4 - GOODWILL AND INTANGIBLES
---------------------------------

      In June 2004, Trey Resources' wholly-owned subsidiary, SWK Technologies, Inc., completed a merger with SWK, Inc. The Company recorded total consideration for the acquisition of $577,437 comprised of acquisition costs of $27,437 and 2,750,000 Class A common stock of Trey Resources, Inc. valued at $550,000. This consideration has been allocated to the tangible and identifiable intangible assets acquired according to their respective estimated fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. Goodwill on this transaction amounted to

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


      $1,008,040, which represented amounts paid in excess of the fair market value of the acquired assets and liabilities assumed of SWK, Inc.

      On November 11, 2004, Trey Resources' wholly-owned subsidiary, BTSG Acquisition Corp. completed the acquisition of certain assets of Business Tech Solutions Group, Inc. Business Tech Solutions Group, Inc. was a value added reseller for Best Software's BusinessWorks financial accounting software. As a result of the acquisition, Business Tech Solutions Group, Inc.'s shareholder was issued, in exchange for certain assets of Business Tech Solutions Group, Inc., 648,149 restricted shares of Trey Resources' Class A Common Stock. In addition, Business Tech also received $19,000 of cash at the closing. The aggregate amount of this transaction, $54,000, was recorded as Goodwill.

      These acquisitions are being valued by the strength of the client lists and as such have been reviewed for impairment at December 31, 2004. In doing so, management has determined that no write-down for impairment is required.

      Under SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill and other intangible assets are tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards require.

      Total goodwill amounted to $1,062,040 less accumulated amortization of $0 at December 31, 2004.

      At December 31, 2004 and 2003, intangible assets totaled $27,000 net of accumulated amortization of $27,000 and $18,000, respectively.

NOTE 5 - INCOME TAXES
---------------------

      The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

            Federal Income Tax Rate                       (34.0)%
            Deferred Tax Charge (Credit)                      -

            Effect on Valuation Allowance                  38.7 %

            State Income Tax, Net of Federal Benefit       (4.1)%
                                                          -----
            Effective Income Tax Rate                       0.0%
                                                          =====

      Prior to February 11, 2004, Trey Resources was a non-reporting entity of iVoice, Inc. and as such had no net operating loss carry forwards. As of December 31, 2004, the Company has net operating loss carry forwards of approximately $3,000,000 that can be utilized to offset future taxable income for Federal income tax purposes through 2025. Utilization of these net loss carry forwards is subject to the limitations of Internal Revenue Code Section 382. Because of the current uncertainty of realizing the benefit of the tax carry forward, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carry forward

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


      depends predominantly upon the Company's ability to generate taxable income during the carry forward period.

      For state income taxes, the Company's net operating loss carry forwards may, if the Company is deemed eligible for the program, be reduced by future participation in the Technology Tax Certificate Transfer Program sponsored by the New Jersey Economic Development Authority and the State of New Jersey. Under the program, eligible businesses may sell their unused net-operating-loss carry forwards and unused research and development tax-credit carry forwards to any corporate taxpayer in the State of New Jersey for at least 75% of the value of the tax benefits.

      Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are summarized as follows:

                                                     December 31
                                                        2004
                                                    ------------

            Net Operating Loss Carry forwards       $   960,000
            Less:  Valuation Allowance                 (960,000)
                                                    -----------
            Net Deferred Tax Assets                 $         -
                                                    ===========

      Net operating loss carry forwards expire starting in 2007 through 2025.

NOTE 6 - NOTE PAYABLE
---------------------

      In 2004, the Company issued five promissory notes payable to Cornell Capital Partners, LP totaling $1,350,000 for advances on the equity-line financing agreement entered into with Cornell in January 2003. The notes mature 120 days from the date of issue with interest accruing at 12% per annum on any balance left unpaid after the maturity date. As of December 31, 2004, the company had issued 15,127,179 shares of Class A common stock with a value of $846,334 for which $800,000 was repayment of principle, $4,024 for payment of interest and $42,310 for amortization of conversion discounts. At December 31, 2004, a balance of $550,000 remained outstanding.

      On February 11, 2004, March 3, 2004, and April 4, 2004, Wass Associates, a New York General partnership loaned the company $21,835, $10,000 and $25,000, respectively. Pursuant to the Agreement and Plan of Merger and Reorganization among Trey, SWK and SWK Technologies, Inc., the notes were assumed by SWK Technologies in the acquisition of SWK. The unsecured notes bear interest at 6% per annum and are payable

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


      in weekly installments of $1,000 and $500 respectively. At December 31, 2004 all of these notes were paid off.

      On June 30, 2004, SWK Technologies, Inc. entered into an unsecured promissory note totaling $35,000 with Wass Associates, a New York General partnership. The unsecured note bears interest at 6% per annum and is due in full together with unpaid interest on December 31, 2004. At December 31, 2004, the outstanding balance payable to Wass Associates totaled $28,709.

NOTE 7 - DUE TO RELATED PARTIES
-------------------------------

      At December 31, 2004, the Company owes its former parent company iVoice, Inc. $29,265 for: a) the unpaid balance on the Administrative Service charges; b) $9,000 for the amortization of the original purchase price of the Automatic Reminder software; c) operating costs of $4,492; and d) interest expense of $524 that were paid by iVoice, Inc. The general corporate expenses allocation is primarily for cash management, selling expenses, legal, accounting, tax, insurance, public relations, advertising, and human resources. Some of these operating expenses have been incurred by iVoice and represent costs specifically related to the operation and spin-off of Trey from iVoice. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if the Company had performed these functions as a stand - alone company.

      Pursuant to the spin-off, the Company entered into an Administrative Services Agreement whereby iVoice will provide the Company with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting, and other areas where the Company may need transitional assistance and support following the spin-off distribution. The term of the agreement commences upon the effective date of the spin-off and continues for two years, but may be terminated earlier under certain circumstances, including a default, and may be renewed for additional one-year terms. In exchange for services under the administrative services agreement, Trey Resources has agreed to pay iVoice an annual fee of $95,000.

      Pursuant to the spin-off transaction from iVoice, the Company has assumed a promissory note totaling $250,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non- Executive Chairman of the Board of Trey Resources. This amount is related to funds loaned to iVoice and is unrelated to the operations of Trey. The note bears interest at the rate of 9.5% per annum on the unpaid balance until paid or until default. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of Trey Resources, Inc., par value $0.00001, for each dollar owed, (ii) the number of Class A common stock shares of iVoice, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y)

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


      fifty percent (50%) of the lowest issue price of Series A common stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest. At December 31, 2004, the principle on this note was $250,000 and accrued interest was $21,017.

      Pursuant to the employment contract dated January 1, 2003 between the Company and Jerome Mahoney, the Non-Executive Chairman of the Board, Mr. Mahoney is to receive a salary of $180,000 per year subject to 10% increases every year thereafter as well as a monthly expense allowance of $600 and an auto allowance of $800. Also, pursuant to the employment contract with Mr. Mahoney, following the completion of the spin-off from its former parent company, iVoice Inc., which occurred on February 11, 2004, Mr. Mahoney is entitled to receive a one-time payment of $350,000.

      Total amounts owed to Mr. Mahoney at December 31, 2004, representing unpaid salary, unpaid expense and auto allowances, the one-time payment in connection with the spin-off, liabilities assumed in the spin-off transaction and interest on the liabilities assumed in the spin-off totaled $937,457.

      Pursuant to the employment contract dated September 15, 2003 between the Company and Mark Meller, the President, Chief Financial Officer and Director of Trey Resources, Mr. Meller is to receive a salary of $180,000 per year subject to 10% increases every year thereafter as well as a monthly expense allowance of $600 and an auto allowance of $800. Also, pursuant to the employment contract dated September 15, 2003 between the Company and Mr. Meller, following the completion of the spin-off from its former parent company, iVoice Inc., which occurred on February 11, 2004, Mr. Meller is entitled to receive a one-time payment of $350,000. In addition, Mr. Meller was awarded a cash bonus of $114,800 on September 14, 2004. The bonus has been accrued but has not as yet been paid.

      Total amounts owed to Mr. Meller at December 31, 2004, representing unpaid salary, unpaid expense and auto allowances, and the one-time payment in connection with the spin-off, totaled $666,736.

      Mr. Mahoney and Mr. Meller have agreed to defer receipt of cash payment of any monies due and owing them representing unpaid salary, unpaid expense and auto allowances which have been accrued on the Company's balance sheet, and the one-time payment in connection with the spin-off, until such time as the Board of Directors determines that the Company has sufficient capital and liquidity to make such payments. Mr. Mahoney and Mr. Meller have further agreed, however, to accept payment or partial payment, from time to time, in the form of the Company's Class A Common Stock and/or the Company's Class B Company Stock, at such time as the Board of Directors determines to issue such shares in satisfaction of these accrued liabilities.

      In connection with the acquisition of SWK, Inc, the Company assumed a note payable to Gary Berman, a former shareholder of SWK, Inc. and current shareholder of Trey. On April 1, 2004, Mr. Berman loaned the company $25,000 pursuant to the Agreement and Plan of Merger and Reorganization among Trey, SWK and SWK Technologies, Inc. The unsecured note bears interest at 5% per annum and is payable in bi-weekly amounts of $217. At December 31, 2004, the outstanding balance to Mr. Berman was $21,700.

      In connection with the acquisition of SWK, Inc, the Company assumed a note payable to Lynn Berman, a former shareholder of SWK, Inc. and current shareholder of Trey. On

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


      April 1, 2004, Ms. Berman loaned the company $25,000 pursuant to the Agreement and Plan of Merger and Reorganization among Trey, SWK and SWK Technologies, Inc. The unsecured note bears interest at 5% per annum and is payable in bi-weekly amounts of $217. At December 31, 2004, the outstanding balance to Ms. Berman was $21,700.

      In connection with the acquisition of Business Tech Solutions Group, Inc, the Company agreed to collect the outstanding receivables of Business Tech and to remit the collected funds to the owner of Business Tech within 30 days of receipts. At December 31, 2004, the Company owed the Business Tech owner $25,623.

NOTE 8 - CONVERTIBLE DEBENTURES
-------------------------------

      In January 2003, the Company entered into a subscription agreement with certain purchasers to issue $140,000 in convertible debentures, with interest payable at 5% annum. The notes are convertible into the Company's Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date, or (b) an amount equal to eighty percent (80%) of the average of the four (4) lowest Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the Conversion Date. On March 31, 2003, the Company issued $40,000 and on September 19, 2003, the Company issued an additional $100,000 in 5% convertible debentures to the private investors under the subscription agreement. The 20% beneficial conversion feature was previously recorded as a prepaid financing costs until such time as the Company's Class A common stock into which the debentures are convertible was registered and deemed effective by the U.S Securities and Exchange Commission. The Company completed the effective registration of the Company's common stock, and any amounts capitalized have been charged to expense in accordance with EITF Issue 98-5.

      As of December 31, 2004, the Company had issued 2,444,177 shares of Trey's Class A common stock with a value of $162,673, of which $125,000 was a repayment of principal, $5,138 was payment of interest, and $32,535 was amortization of conversion discount. Total outstanding principal balance of the convertible debentures at December 31, 2004 was $15,000, plus accrued interest of $2,469.

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 9 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

a) The Company leases its primary office space at 293 Eisenhower Parkway, Livingston, New Jersey at a rate of $8,706 per month. This lease expires is September 2005. The Company also leases 1,090 square feet at 777 Passaic Avenue, Clifton, NJ and an executive suite in New York City on a month-to-month obligation of $1,098 per month and $208 per month, respectively.

      The Company will be relocating and consolidating the New Jersey offices into a single larger space in May 2005. The Company maintains a good relationship with its landlords and believes that these facilities will be adequate for the foreseeable future.

      In 2003, the parent company of Trey Resources was co-located with iVoice, Inc. and was not charged any rent.

      Combined rent expense under the operating leases for the year ended December 31, 2004 and 2003 was $63,062 and $0, respectively.

b) The Company has entered into employment contracts with its Non-Executive Chairman of the Board of Directors. As consideration, the Company agreed to pay Mr. Mahoney the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Trey in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by Trey) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Mahoney shall also be paid the sum of $350,000 upon the completion of the Spin-Off.

c) On September 15, 2003, the Company entered into an employment agreement with Mr. Meller. He will serve as the Company's President, Chief Financial Officer and Director for a term of five years. As consideration, the Company agreed to pay Mr. Meller the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Meller provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Trey in each of the five prior calendar years (or shorter period during which Mr. Meller shall have been employed by Trey) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Meller shall also be paid the sum of $350,000 upon the completion of the Spin-Off.

      Mr. Mahoney and Mr. Meller have agreed to defer the receipt of the $350,000 payments owed to each of them for the successful completion of the spin-off until Management believes it has sufficient liquidity and capital resources to fund these obligations. They have each, agreed, however, to accept payment or partial payment, from time to time, in the form of the Company's Class A Common Stock and/or the Company's Class B

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


      Company Stock, at such time as the Board of Directors determines to issue such shares in satisfaction of these accrued liabilities.

d) The Company has entered into a subscription agreement with certain purchasers for the sale of $140,000 in convertible debentures. The notes are convertible into Class A common stock at the discretion of the holders.

e) In January 2003, as subsequently amended retroactively to January 27, 2003, the Company entered into an Equity Line of Credit with Cornell Capital Partners, LP. Pursuant to the Equity Line of Credit, the Company, at their discretion, may periodically sell to Cornell Capital Partners shares of Class A common stock for a total purchase price of up to $10.0 million to raise funds for its working capital needs. For each share of Class A common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the 5 lowest closing bid prices on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. In addition, Cornell Capital Partners, L.P. has received as additional compensation, those number of Class A Common Stock shares equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on that date in which the registration statement filed by the Company to effectuate the spin - off goes effective (February
      2004). Pursuant to the agreement with Cornell Capital Partners, LP, the Company has registered for resale on Form SB-2, shares of Class A common stock with the Securities and Exchange Commission. The offering terminates February 2006.

f) During 2004, the Company issued five promissory notes payable to Cornell Capital Partners, LP totaling $1,350,000 for advances on the equity-line financing agreement entered into with Cornell in January 2003. The notes mature 120 days from the date of issue with interest accruing at 12% per annum on any balance left unpaid after the maturity date. It is anticipated that the notes, plus any accrued interest, will be paid through the issuance of Class A common shares registered for resale with Securities and Exchange Commission.

g) The Company has entered into an Administrative Services Agreement whereby iVoice will provide the Company with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting, and other areas where the Company may need transitional assistance and support following the spin-off distribution. The term of the agreement is two years, but may be terminated earlier under certain circumstances, including a default, and may be renewed for additional one-year terms. In exchange for services under the administrative services agreement, Trey Resources has agreed to pay iVoice an annual fee of approximately $95,000.

h) The Company had assumed a total of $324,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The terms and conditions of the liabilities and debt being assumed are as follows:

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


      Kevin Whalen, a former officer of iVoice, was owed $74,000 in amounts due for unpaid salary from iVoice and is unrelated to the operations of Trey. A portion of this amount is convertible into Class A Common Stock of Trey calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the average closing bid price of Class A Common Stock of Trey for the five (5) business days immediately preceding the conversion date. As of December 31, 2004, Mr. Whalen has received $4,500 in cash and $10,000 in Class A Common Stock leaving a balance due of $59,500.

      The Company had also assumed an outstanding promissory note in the amount of $250,000 payable to Mr. Mahoney, President and Chief Executive Officer of iVoice and Non- Executive Chairman of the Board of Trey Resources. This amount is related to funds loaned to iVoice and is unrelated to the operations of Trey. The terms of this obligation are further discussed in
      Note 8.

NOTE 10 - COMMON STOCK
----------------------

      In accordance with its Certificate of Incorporation as amended on April 24, 2003, the Company is authorized to issue 10,000,000,000 shares of Class A common stock at $.00001 par value; 50,000,000 shares of Class B Common Stock, par value $.00001; and 20,000,000 shares of Class C Common Stock, par value $.00001. Additionally, the board of directors has the rights to prescribe and authorize the issuance of 1,000,000 preferred shares, $1.00 par value.

      CLASS A COMMON STOCK

      Class A Common Stock consists of the following as of December 31, 2004:
      10,000,000,000 shares of authorized common stock with a par value of $.00001, 29,645,284 shares were issued and 28,719,358 shares were outstanding. Each holder of Class A common stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance the growth objectives. For the year ending December 31, 2004, the company had the following transactions in its Class A common stock:

      o In connection with the spin-off from its former parent company iVoice, Inc., the Company issued 2,907,248 Class A common shares on February 13, 2004. This amount represents one share of Trey Resources, Inc. Class A common stock for every 1,793 shares of iVoice Class A common stock held as of the record date of February 9, 2004.

      The Company issued 45,000 shares of Class A common stock for commitment fees pursuant to the Equity Line of Credit with Cornell Capital valued at $18,000.

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


      o The Company issued 20,000 shares of Class A common stock for placement agent fees pursuant to the Equity Line of Credit with Cornell Capital valued at $8,000.

      o The Company issued 110,000 shares of Class A common stock as compensation for services valued at $17,600.

      o The Company issued 2,750,000 shares of Class A common stock pursuant to the acquisition and merger agreement with SWK Inc, valued at $550,000.

      o The Company issued 648,149 shares of Class A common stock pursuant to the acquisition and merger agreement with Business Tech Solutions, Inc., valued at $35,000.

      o The Company issued 15,127,179 shares of Class A common stock with a total value of $846,334. Of this amount, $800,000 was for repayment of principal and $4,024 in interest on outstanding notes payable, issued as advances on the equity line financing with Cornell Capital Partners, LP. The balance of $42,310 represents discount on conversions of the principal and interest on the advances on the equity line to common stock.

      o The Company issued 2,444,177 shares of its Class A common stock for the repayment of $125,000 in principal, $5,138 in interest and $32,535 for amortization of conversion discount on its 5% Convertible Debentures.

      o The Company issued 2,400,000 shares of its Class A common stock with a total value of $122,400 to officers of the Company as repayment of accrued salaries. Of this amount, $42,000 was for repayment of principal and $80,400 represents discount on conversions.

      o The Company issued 2,064,815 shares of Class A common stock for compensation and bonuses to employees of SWK Technologies, Inc. valued at $111,500.

      o The Company issued 212,766 shares of Class A common stock for a partial repayment of an obligation to a previous officer of iVoice, Inc. valued at $10,000.

      o The Company cancelled 10,076 shares of Class A common stock that were surrendered by their owner per a previous agreement with the Company.

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


      CLASS B COMMON STOCK

      Class B Common Stock consists of 50,000,000 shares of authorized common stock with a par value of $0.00001. Class B stock has voting rights of 1 to 1 with respect to Class A Common Stock. As of December 31, 2004, no shares were issued and outstanding; Class B common stockholders are entitled to receive dividends in the same proportion as the Class B Common Stock conversion and voting rights have to Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 50% discount of the lowest price that Trey had ever issued its Class A Common Stock. Upon the liquidation, dissolution, or winding - up of the Company, holders of Class B Common Stock will be entitled to receive distributions.

      CLASS C COMMON STOCK

      Class C Common Stock consists of 20,000,000 shares of authorized common stock with a par value of $0.00001. Class C stock has voting rights of 1 vote for every 1,000 shares. As of December 31, 2004, no shares were issued or outstanding.

      PREFERRED STOCK

      Preferred Stock consists of 1,000,000 shares of authorized preferred stock with $1.00 par value. As of December 31, 2004, no shares were issued or outstanding.

NOTE 11 - STOCK OPTIONS
-----------------------

      During 2004, the Company issued the following stock options:

      On August 1, 2004, the Company issued to Hawk Associates, Inc, options to purchase 75,000 Class A common stock at a price of $.07 per share. The options vest in 60 days from issuance and expire ten years from the date of issue.

      Options outstanding, except options under employee stock option plan, are as follows as of December 31, 2004:

               Expiration Date              Exercise Price         Shares
               ---------------              --------------         ------
               July 31, 2014                     $ .07             75,000
                                                                   ======

      Stock Option Plan
      -----------------
      During the year ended December 31, 2004, the Company adopted the Stock Option Plan (the "Plan") in order to attract and retain qualified employees, directors, independent contractors or agents of Trey Resources, Inc. Under the Plan, the Board of Directors (the

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


      "Board"), in its discretion may grant stock options (either incentive or non-qualified stock options) to employees, directors, independent contractors or agents to purchase the Company's common stock at no less than 85% of the market price on the date the option is granted. Options generally vest over four years and have a maximum term of ten years. As of December 31, 2004, 75,000 options to purchase shares were granted. None of these options were exercised during 2004.

      The Company has adopted the provisions of SFAS No. 123. "Accounting for Stock-Based Compensation" which establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement also applies to transactions in which an entity issues its equity instruments to acquire goods or services from nonemployees. These transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of these options were estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended December 31, 2004: dividend yield of 0%; expected volatility of 320%; risk-free interest rates of 2.00%; and expected life of 3.21.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

       The following summarizes the stock option transactions:

                                                                Weighted
                                                   Stock        Average
                                                   Option       Exercise
                                                 Outstanding     Price
                                                 -----------   ----------

            Balance, January 1, 2004                     -       $  .000
            Granted                                 75,000       $  .070
            Exercised                                    -       $  .000
            Canceled                                     -       $  .000
                                                   -------       -------
            Balance, December 31, 2004              75,000       $  .070
                                                   =======       =======

            Outstanding and Exercisable,
            December 31, 2004                       75,000       $  .070
                                                   =======       =======

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 12 - GOING CONCERN
-----------------------

      The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

      The Company has suffered recurring losses, experiences a deficiency of cash flow from operations, and current liabilities exceeded current assets by approximately $2.4 million as of December 31, 2004. These matters raise substantial doubt about the Company's ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flows from operations.

      In addition to developing new products, obtaining new customers and increasing sales to existing customers, management plans to achieve profitability through acquisitions of companies in the business software and information technology consulting market with solid revenue streams, established customer bases, and generate positive cash flow.

      In order to provide necessary working capital, in January 2003, the Company entered into a subscription agreement with certain purchasers to issue $250,000 in convertible debentures, with interest payable at 5% per annum. The notes are convertible into the Company's Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date, or (b) an amount equal to eighty percent (80%) of the average of the four (4) lowest Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the Conversion Date.

      In January 2003, as subsequently amended retroactively to January 27, 2003, the Company entered into an Equity Line of Credit with Cornell Capital Partners, LP. Pursuant to the Equity Line of Credit, the Company, at their discretion, may periodically sell to Cornell Capital Partners shares of Class A common stock for a total purchase price of up to $10.0 million to raise funds for its working capital needs. For each share of Class A common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the 5 lowest closing bid prices on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. In addition, Cornell Capital Partners, L.P. has received as additional compensation, those number of Class A Common Stock shares equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on that date in which the registration statement filed by the Company to effectuate the spin - off goes effective (February
      2004). Pursuant to the agreement with Cornell Capital Partners, LP, the Company has registered for resale on Form SB-2, shares of Class A common stock with the Securities and Exchange Commission. The offering terminates 24 months after the Securities and Exchange Commission declared the registration statement effective.

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


      These two financing transactions required the Company to register its common stock under Section 12(g) of the U.S. Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

      These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 13 - SUBSEQUENT EVENTS
---------------------------

      o On March 2, 2005, the Company issued 2,010,724 shares of Class A common stock valued at $75,000, $60,000 in cash, and an $80,000 promissory note payable over 24 months, pursuant to the employment agreement with a former executive of Business Consulting Solutions LLC.

      o Through March 24, 2005, the Company issued 16,183,593 shares of Class A common stock with a total value of $424,110. Of this amount, $350,000 was for repayment of principal and $53,392 in interest on outstanding notes payable, issued as advances on the equity line financing with Cornell Capital Partners, LP. The balance of $20,718 represents discount on conversions of the principal and interest on the advances on the equity line to common stock.

      o On March 23, 2005, the Company issued 5,403,229 shares of its Class A common stock to Cornell Capital Partners, LP as escrow for the repayments of the equity line financing accounts.

      o On January 19, 2005 and February 16, 2005, the Company issued 5,900,000 shares of its Class A common stock with a total value of $175,909 to officers of the Company as repayment of accrued salaries. Of this amount, $68,920 was for repayment of principal and $106,989 represents discount on conversions.

      o On March 2, 2005, the Company issued 1,367,292 shares of Class A common stock for compensation and bonuses to employees of SWK Technologies, Inc. valued at $54,692.

      o On February 16, 2005, the Company issued 270,270 shares of Class A common stock for a partial repayment of an obligation to a previous officer of iVoice, Inc. valued at $10,000.

      o On February 25, 2005, the Company issued 350,000 restricted shares of Class A common stock for a marketing services valued at $13,650.

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


      o On January 27, 2005, the Company drew down $1,150,000 on its Equity Line of Credit with Cornell Capital. Deducted from these proceeds was $92,500 of fees paid to Cornell and $350,000 to reimburse Cornell for the purchase of a 5% convertible debenture issued by Voyager One, to Cornell. The debentures issued by Voyager One are convertible at a price equal to the lower of (i) 150% of the lowest initial bid price of Voyager One common stock as submitted by a market maker and approved by the NASD or (ii) 50% of the lowest closing bid price of Voyager One common stock for the five trading days immediately preceding the conversion date.


                      TREY RESOURCES, INC. and SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 2005

                                 ASSETS
                                 ------
CURRENT ASSETS
Cash and cash equivalents                                           $   396,189
Convertible debentures, net of allowance for
  doubtful accounts of $255,918                                         335,630
Accounts receivable, net of allowance for doubtful
   accounts of $30,300                                                  399,688
Prepaid expenses and other current assets                               181,201
                                                                    -----------
     Total current assets                                             1,312,708
                                                                    -----------

PROPERTY AND EQUIPMENT, net of accumulated depreciation
  of $22,820                                                            160,253

OTHER ASSETS
Goodwill                                                              1,062,040
Deposits and other assets                                                40,111
                                                                    -----------
     Total other assets                                               1,102,151
                                                                    -----------

TOTAL ASSETS                                                        $ 2,575,112
                                                                    ===========

                 LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)
                 ------------------------------------------
CURRENT LIABILITIES
Accounts payable and accrued expenses                               $   551,143
Deferred revenue                                                         21,905
Obligations under capital leases - current                               26,019
Convertible debentures payable                                           17,841
Notes payable                                                         1,353,502
Due to related parties                                                1,573,117
                                                                    -----------
      Total current liabilities                                       3,543,527
                                                                    -----------

LONG TERM DEBT
Obligations under capital leases - non-current                           26,524
                                                                    -----------
       Total liabilities                                              3,570,051
                                                                    -----------

COMMITMENTS AND CONTINGENCIES - Note 9                                     --

STOCKHOLDERS' DEFICIENCY
Preferred stock, $1.00 par value; authorized 1,000,000
  shares; no shares issued and outstanding                                 --
Common stock:
  Class A - par value $.00001; authorized 10,000,000,000
    shares; 68,244,093 shares issued and outstanding                        682
  Class B - par value $.00001; authorized 50,000,000
    shares; no shares issued and outstanding                               --
  Class C - par value $.00001; authorized 20,000,000
    shares; no shares issued and outstanding                               --
Additional paid in capital                                            2,925,008
Stock options and warrants granted                                        5,250
Accumulated other comprehensive income (loss)                              --
Accumulated deficit                                                  (3,925,879)
                                                                    -----------
      Total stockholders' (deficiency)                                 (994,939)
                                                                    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)                    $ 2,575,112
                                                                    ===========

    The accompanying notes are an integral part of the condensed consolidated financial statements.


                      TREY RESOURCES, INC. and SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                               For the Six Months Ended
                                                                       June 30,
                                                            ------------------------------
                                                                2005              2004
                                                            ------------      ------------

SALES, net                                                  $  1,964,941      $    215,075

COST OF SALES                                                  1,223,880           110,551
                                                            ------------      ------------

GROSS PROFIT                                                     741,061           104,524
                                                            ------------      ------------

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES
   Selling expenses                                              364,002            36,283
   General and administrative expenses                           873,184         1,138,521
   Depreciation and amortization                                  19,557             2,170
                                                            ------------      ------------
Total selling, general and administrative
  expenses                                                     1,256,743         1,176,974
                                                            ------------      ------------

LOSS FROM OPERATIONS                                            (515,682)       (1,072,450)
                                                            ------------      ------------

OTHER EXPENSE
   Write-off of financing costs                                 (113,805)         (135,000)
   Other expense                                                (189,708)          (46,157)
   Interest expense                                              (33,296)          (14,572)
                                                            ------------      ------------
Total other expense                                             (336,809)         (195,729)
                                                            ------------      ------------

LOSS FROM OPERATIONS
BEFORE INCOME TAXES                                             (852,491)       (1,268,179)

PROVISION FOR INCOME TAXES                                          --                --
                                                            ------------      ------------

NET LOSS                                                    $   (852,491)     $ (1,268,179)
                                                            ============      ============
NET LOSS PER COMMON SHARE
   Basic                                                    $   (   0.02)     $    (  0.25)
                                                            ============      ============
   Diluted                                                  $   (   0.02)     $    (  0.25)
                                                            ============      ============

WEIGHTED AVERAGE SHARES OUTSTANDING
   Basic (post spin-off in 2003)                              54,766,857         4,889,871
                                                            ============      ============
   Diluted (post spin-off in 2003)                            54,766,857         4,889,871
                                                            ============      ============


    The accompanying notes are an integral part of the condensed consolidated financial statements.

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF ACCUMULATED
                  OTHER COMPREHENSIVE INCOME (LOSS) (UNAUDITED)


                                                    Comprehensive
                                                     Income (Loss)
                                                    -------------

Balance at December 31, 2004                          $ (50,000)

Net transactions for the six months ended
  June 30, 2005                                          50,000
                                                      ---------

BALANCE AT JUNE 30, 2005                              $       -
                                                      =========






    The accompanying notes are an integral part of the condensed consolidated financial statements.


                      TREY RESOURCES, INC. and SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                                           For the Six Months
                                                                                 Ended
                                                                                 June 30,
                                                                      ------------------------------
                                                                          2005              2004
                                                                          ----              ----
CASH FLOW (USED IN) OPERATING ACTIVITIES
  Net loss                                                            $  (852,491)      $(1,268,179)

  Adjustments to reconcile net loss to net cash used in
    operating activities, net of effects of acquisition
  Depreciation
                                                                           16,500             2,170
   Amortization of other intangibles                                        3,057              --
  Amortization of software license                                           --               6,750
  Debt issue costs                                                        113,805            55,000
  Common stock issued for services                                         68,342            43,600
  Common stock issued for debt conversion discount                        172,119            11,578
   Deferred interest income on convertible debentures                      (6,935)             --
   Accrued interest expense on notes payable                               14,189              --
   Accrued interest expense on related party loans                         11,777              --
   Accrued interest expense on debentures payable                             372               582
   Net loss on conversion of securities available for sale                 35,109              --
  Changes in certain assets and liabilities:
        Accounts receivable                                              (126,602)          (56,679)
        Prepaid expenses and other assets                                 (71,144)             --
        Accounts payable and accrued liabilities                          (71,448)         (120,701)
        Deferred revenue                                                    9,806            (9,177)
        Related party accounts                                             26,653            23,121
                                                                      -----------       -----------
Total cash (used in) operating activities                                (656,891)       (1,311,935)
                                                                      -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                      (83,919)           (2,659)
  Net cash acquired in acquisition of SWK, Inc                               --              29,874
  Purchase of convertible debentures                                     (328,695)             --
                                                                      -----------       -----------
Total cash provided by (used in) financing activities                    (412,614)           27,215
                                                                      -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from related party loans                                          --             793,779
  Repayment of related party loans                                         (4,617)           (1,025)
  Proceeds from notes payable                                           1,136,196         1,035,000
  Repayment of notes payable                                              (28,709)           (7,440)
  Repayment of debt assumed in acquisition                                   --            (216,372)
  Proceeds of capital leases                                               27,344              --
  Repayment of capital leases                                             (11,155)             (888)
                                                                      -----------       -----------

Total cash provided by financing activities                             1,119,059         1,603,054
                                                                      -----------       -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                  49,554           318,334
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                           346,635             4,548
                                                                      -----------       -----------
CASH AND CASH EQUIVALENTS - END OF PERIOD                             $   396,189       $   322,882
                                                                      ===========       ===========

CASH PAID DURING THE PERIOD FOR:
  Interest expense                                                    $     4,570       $       440
                                                                      ===========       ===========
  Income taxes                                                        $      --         $      --
                                                                      ===========       ===========


    The accompanying notes are an integral part of the condensed consolidated financial statements.

                      TREY RESOURCES, INC. and SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (CONTINUED)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004


SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES

For the Six Months Ended June 30, 2005:
---------------------------------------

a) Issued 22,073,544 shares of Class A Common Stock with a total value of $533,101 for repayment of principal on outstanding notes payable, issued as advances on the equity line financing with Cornell Capital Partners, LP.

b) Issued 2,010,724 shares of Class A common stock valued at $75,000 pursuant to the employment agreement with A. Rudin.

c) Issued 4,290,113 shares of Class A common stock with a total value of $84,738 for interest due on the equity line financing with Cornell Capital Partners, LP.

e) Issued 9,162,792 shares of Class A common stock with a value of $237,902 for repayment of accrued salaries for two officers of the Company.

f) Issued 1,367,292 shares of Class A common stock with a value of $54,692 for compensation and bonuses to employees of SWK Technologies, Inc.

g) Issued 350,000 shares of Class A common stock with a value of $13,650 for marketing services.

h) Issued 270,270 shares of Class A common stock with a value of $10,000 for a partial repayment of an obligation to a previous officer of iVoice, Inc.

For the Six Months Ended June 30, 2004:
---------------------------------------

a) Issued 45,000 shares of Class A common stock for commitment fees pursuant to the Equity Line of Credit with Cornell Capital valued at $18,000.

b) Issued 20,000 shares of Class A common stock for placement agent fees pursuant to the Equity Line of Credit with Cornell Capital valued at $8,000.

c) During the six months ended June 30, 2004, the Company issued 110,000 shares of Class A common stock as compensation for services valued at $17,600.

d) On June 2, 2004, the Company issued 2,750,000 shares of Class A common stock pursuant to the acquisition and merger agreement with SWK Inc, valued at $550,000.

e) During the six months ended June 30, 2004, the Company issued 2,186,370 shares of Class A common stock with a total value of $231,578. Of this amount, $220,000 was for repayment of principal on outstanding notes payable, issued as advances on the equity line financing with Cornell Capital Partners, LP. The balance of $11,578 was amortization of discount on conversions of the equity line to common stock.

f) During the six months ended June 30, 2004, the Company issued 322,424 shares of its Class A common stock for the repayment of $26,000 in principal and $582 in interest on its 5% Convertible Debentures.


    The accompanying notes are an integral part of the condensed consolidated financial statements.

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004


NOTE 1 - DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
----------------------------------------------------------

      Description of business
      -----------------------
      Trey Resources, Inc. (the "Company"), was incorporated in Delaware on October 3, 2002 as a wholly owned subsidiary of iVoice Inc. On February 11, 2004, the Company was spun off from iVoice, Inc. and is now an independent publicly traded company.

      The spin-off transaction was accomplished by the distribution of certain intellectual property, representing the software codes of the Automatic Reminder, and certain accrued liabilities and related party debt into a wholly-owned subsidiary of iVoice., Trey Resources, Inc. ("Trey", formerly known as iVoice Acquisition 1, Inc. and Trey Industries, Inc.) and subsequently distributed on a pro-rata basis to iVoice shareholders in the form of a taxable dividend.

      Up until its acquisition of SWK, Inc. on June 2, 2004, the Company was engaged in the design, manufacture, and marketing of specialized telecommunication equipment. With the acquisition of SWK and as part of its plan to expand into new markets, Trey is focusing on the business software and information technology consulting market, and is looking to acquire other companies in this industry. SWK Technologies, Inc., ("SWK") the surviving entity in the merger and acquisition of SWK, Inc., is a New Jersey-based information technology company, value added reseller, and master developer of licensed accounting software. The Company also publishes its own proprietary supply-chain software, "MAPADOC". The Company sells services and products to various end users, manufacturers, wholesalers and distributor industry clients located throughout the United States.

      Certain intellectual property, representing the software codes of the Automatic Reminder, was sold in November 2004 to Laser Energetics, Inc.
      (LEI), a New Jersey based technology company. The Company received 10 million shares of Laser Energetics Class A Common Stock and was further issued a convertible debenture by Laser Energetics, Inc. in the amount of $250,000. The debenture, which bears interest at the rate of 3% per annum, has a five year term, and is convertible into shares of LEI Class A Common Stock at a rate equal to fifty percent (50%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. The convertible debenture is convertible at the holder's option. On May 16, 2005, the 10 million shares of Laser Energetics Class A Common Stock were assigned to iVoice, Inc. as settlement of all Administrative Fees owed by the Company to iVoice.

      The Company is publicly traded and is currently traded on the NASD Over The Counter Bulletin Board ("OTCBB") under the symbol "TYRIA".

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004


      Basis of presentation
      ---------------------
      The accompanying consolidated financial statements include the accounts of Trey Resources, Inc. (the "Company" or "Trey") and its wholly owned subsidiaries, SWK Technologies, Inc. and BTSG Acquisition Corp. On February 11, 2004, the Company was spun off from iVoice, Inc. and is now an independent publicly traded company. These condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for financial information and with the instructions to Form 10-QSB and Regulation S-B. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

      Prior to its spin-off from iVoice in February 2004, the Company operated as a non-reporting component of iVoice, Inc. and accordingly, the results of operations, and cash flows of the Company for the periods before December 31, 2003, have been derived from the consolidated financial statements and accounting records of iVoice, Inc., reflect significant assumptions and allocations and do not necessarily reflect the financial position of Trey Resources, Inc., had it been a stand-alone Company for that period.

      On June 2, 2004, the Company completed its acquisition of SWK, Inc through a merger into its wholly owned subsidiary SWK Technologies, Inc. ("SWKT"). As such, the condensed consolidated statements of operations for the six months ending June 30, 2005 and 2004, include the operations of SWKT.

      On November 11, 2004, Trey Resources' wholly-owned subsidiary, BTSG Acquisition Corp. acquired certain assets of Business Tech Solutions Group, Inc. Business Tech Solutions Group, Inc. was a value added reseller for Best Software's BusinessWorks financial accounting software. As a result of the acquisition, Business Tech Solutions Group, Inc.'s shareholder was issued, in exchange for certain assets of Business Tech Solutions Group, Inc., 648,149 unregistered shares of Trey Resources' Class A Common Stock.

      On March 1, 2005, Trey Resources' wholly-owned subsidiary, SWK Technologies, Inc., executed an employment agreement with Mr. Andrew Rudin of Business Consulting Solutions LLC ("BCS"), whereby Mr. Rudin was to be paid a commission in cash and stock of Trey Resources in the event he was successful in arranging for the clients of BCS to transfer over to SWKT. On March 25, 2005, this employment agreement was amended that made the commission payable to Mr. Rudin contingent upon the retention of the clients transferred from BCS through March 1, 2007 and payable over a thirty-six month period from the employment agreement's commencement date. Following the successful transfer of BCS clients to SWKT, SWKT will assume responsibility for maintenance and support of the BCS clients.

      The result of operations for the six months ended June 30, 2005 and 2004 are not necessarily indicative of the results to be expected for the full year. For further information, refer to the

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004


      financial statements and footnotes included in Form 10-KSB for the year ended December 31, 2004. References to the "Company," "we," "us" and "our" refer to Trey Resources Inc. and its subsidiaries.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

      Principles of Consolidation The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

      Use of Estimates
      ----------------
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and Cash Equivalents
      -------------------------
      The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

      Revenue Recognition
      -------------------
      The Company recognizes revenues from consulting and support services as the services are performed. Hardware and software revenues are recognized when the product is shipped to the customer. Commissions are recognized when payments are received, since the Company has no obligation to perform any future services.

      Marketable Securities
      ---------------------
      The Company has evaluated its investment policies consistent with Financial Accounting Standards Board Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities ("FASB 115"), and determined that all of its investment securities are to be classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported in Stockholders' Equity (Deficiency).

      Property and Equipment
      ----------------------
      Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, generally five to seven years. Maintenance and repairs are charged to expense as incurred.

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004


      Financing Costs
      ---------------
      Financing costs consist primarily of professional fees and various paid commissions relating to the issuance of the Company's convertible debentures and equity credit lines. These costs are expensed as incurred.

      Income Taxes
      ------------
      The Company accounts for income taxes in accordance with Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income taxes and liabilities are computed annually for differences between the financial statement and the tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

      Stock-Based Compensation
      ------------------------
      SFAS No. 123, "Accounting for Stock-Based Compensation" establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. For stock options, fair value is determined using an option-pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option, the volatility of the underlying stock and the expected dividends on it, and the risk-free interest rate over the expected life of the option. The Company has adopted this statement and recorded the option value as outlined above.

      Earnings (Loss) Per Share
      -------------------------
      SFAS No. 128, "Earnings per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

      The computation of basic EPS is computed by dividing income (loss) available to common stockholders by weighted average number of common shares outstanding for the six months ending June 30, 2005. The number of shares used in the calculation for the six months ending June 30, 2004, assumes the shares issued in connection with the Company's spin - off from iVoice, Inc. were issued and outstanding for those respective periods. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise, or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position. The Company had 75,000 options granted as of June 30, 2005.

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004


      The shares used in the computations are as follows:

                                                      As of June 30,
                                                   2005            2004
                                                ----------      ---------
      Basic and Diluted EPS Purposes            54,766,857      4,889,871
                                                ==========      =========
      Comprehensive Income
      --------------------
      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities.

   NOTE 3 - GOODWILL AND INTANGIBLES
   ---------------------------------

      In June 2004, Trey Resources' wholly-owned subsidiary, SWK Technologies, Inc., completed a merger with SWK, Inc. The Company recorded total consideration for the acquisition of $577,437 comprised of acquisition costs of $27,437 and 2,750,000 Class A common stock of Trey Resources, Inc. valued at $550,000. This consideration has been allocated to the tangible and identifiable intangible assets acquired according to their respective estimated fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. Goodwill on this transaction amounted to $1,008,040, which represented amounts paid in excess of the fair market value of the acquired assets and liabilities assumed of SWK, Inc.

      On November 11, 2004, Trey Resources' wholly-owned subsidiary, BTSG Acquisition Corp. completed the acquisition of certain assets of Business Tech Solutions Group, Inc. Business Tech Solutions Group, Inc. was a value added reseller for Best Software's BusinessWorks financial accounting software. As a result of the acquisition, Business Tech Solutions Group, Inc.'s shareholder was issued, in exchange for certain assets of Business Tech Solutions Group, Inc., 648,149 unregistered shares of Trey Resources' Class A Common Stock. In addition, Business Tech also received $19,000 of cash at the closing. The aggregate amount of this transaction, $54,000, was recorded as Goodwill. These acquisitions are being valued by the strength of the client lists and as such have been reviewed for impairment at June 30, 2005. In doing so, management has determined that no write-down for impairment is required.

      Under SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill and other intangible assets are tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards require.

      As of June 30, 2005, the Company has determined that there has been no impairment of goodwill.

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004


NOTE 4 - GOING CONCERN
----------------------

      The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

      The Company has suffered recurring losses, experiences a deficiency of cash flow from operations, and current liabilities exceed current assets by approximately $2.2 million as of June 30, 2005. These matters raise substantial doubt about the Company's ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flows from operations.

      In addition to developing new products, obtaining new customers and increasing sales to existing customers, management plans to achieve profitability through acquisitions of companies in the business software and information technology consulting market with solid revenue streams, established customer bases, and generate positive cash flow.

      In order to provide necessary working capital, in January 2003, the Company entered into a subscription agreement with certain purchasers to issue $250,000 in convertible debentures, with interest payable at 5% per annum. The notes are convertible into the Company's Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date, or (b) an amount equal to eighty percent (80%) of the average of the four (4) lowest Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the Conversion Date.

      In January 2003, as subsequently amended retroactively to January 27, 2003, the Company entered into an Equity Line of Credit with Cornell Capital Partners, LP. Pursuant to the Equity Line of Credit, the Company, at their discretion, may periodically sell to Cornell Capital Partners shares of Class A common stock for a total purchase price of up to $10.0 million to raise funds for its working capital needs. For each share of Class A common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the 5 lowest closing bid prices on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. In addition, Cornell Capital Partners, L.P. has received as additional compensation, those number of Class A Common Stock shares equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on that date in which the registration statement filed by the Company to effectuate the spin - off goes effective (February
      2004). Pursuant to the agreement with Cornell Capital Partners, LP, the Company has registered for resale on Form SB-2, shares of Class A common stock with the Securities and Exchange Commission. The offering

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004


      terminates 24 months after the Securities and Exchange Commission declared the registration statement effective.

      These two financing transactions required the Company to register its common stock under Section 12(g) of the U.S. Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

      These condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 5 - CONVERTIBLE DEBENTURES RECEIVABLE
------------------------------------------

      In November 2004, the Company sold certain intellectual property, representing the software codes of the Automatic Reminder to Laser Energetics, Inc. (LEI), a New Jersey based technology company. As part of the sale, the Company was issued a convertible debenture in the amount of $250,000. The debenture, which bears interest at the rate of 3% per annum, has a five year term, and is convertible into shares of LEI Class A Common Stock at a rate equal to fifty percent (50%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. The convertible debenture is convertible at the holder's option. As of June 30, 2005, the Company has determined that value of the debenture was significantly impaired and the entire debenture, including the accrued interest income for 2004 and 2005, were written down to zero as a provision for doubtful accounts.

      In January 2005, the Company purchased $328,695 of Voyager One, Inc. convertible debentures from Cornell Capital Partners. The debentures, which bear interest at the rate of 5% per annum, have a three year term, and are convertible into shares of Voyager One, Inc. Common Stock at a conversion price equal to the lower of (i) 150% of the lowest initial bid price of the common stock as submitted by a market maker and approved by the NASD or (ii) 50% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The convertible debentures are convertible at the holder's option any time up to the maturity date. At June 30, 2005, the aggregate value of the debentures plus deferred interest income is $335,630.

NOTE 6- CONVERTIBLE DEBENTURES PAYABLE
--------------------------------------

      In January 2003, the Company entered into a subscription agreement with certain purchasers to issue $140,000 in convertible debentures, with interest payable at 5% annum. The notes are convertible into the Company's Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date, or (b) an amount equal to eighty

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004


      percent (80%) of the average of the four (4) lowest Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the Conversion Date.

      On March 31, 2003, the Company issued $40,000 and on September 19, 2003, the Company issued an additional $100,000 in 5% convertible debentures to the private investors under the subscription agreement. The 20% beneficial conversion feature was previously recorded as prepaid financing costs, until such time as the Company's Class A common stock into which the debentures are convertible was registered and deemed effective by the U.S Securities and Exchange Commission. The Company completed the effective registration of the Company's common stock, and any amounts capitalized have been charged to expense in accordance with EITF Issue 98-5.

      During 2004, the Company had issued 2,444,177 shares of Trey's Class A common stock with a value of $162,673, of which $125,000 was a repayment of principal, $5,138 was payment of interest, and $32,535 was amortization of conversion discount.

      During 2005, no additional payments have been made. Total outstanding principal balance of the convertible debentures at June 30, 2005 was $15,000, plus accrued interest of $2,841.

NOTE 7- NOTES PAYABLE
---------------------

      In 2004, the Company issued five promissory notes payable to Cornell Capital Partners, LP totaling $1,350,000 for advances on the equity-line financing agreement entered into with Cornell in January 2003. The notes mature 120 days from the date of issue with interest accruing at 24% per annum on any balance left unpaid after the maturity date. As of June 30, 2005, $1,304,723 was repaid through the issuance of 37,140,209 shares of Class A common stock. As of June 30, 2005, a balance of $45,277 remains on these notes.

      On June 30, 2004, SWK Technologies, Inc. entered into an unsecured promissory note totaling $35,000 with Wass Associates, a New York General partnership. The unsecured note bears interest at 6% per annum and is due in full together with unpaid interest on December 31, 2004. As of June 30, 2005, the outstanding balance payable to Wass Associates was paid in full.

      In January 2005, the Company issued the sixth promissory note payable to Cornell Capital Partners, LP for $1,150,000 for advances on the equity-line financing agreement entered into with Cornell in January 2003. The notes mature 120 days from the date of issue with interest accruing at 12% per annum on any balance left unpaid after the maturity date. As of June 30, 2005, a balance of $1,150,000 remains on the principle and $58,225 of accrued interest.

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004


      During the six-month period ending June 30, 2005, SWK Technologies, Inc. drew down $100,000 from its $250,000 line of credit with Fleet National Bank, a Bank of America company. The secured line of credit bears interest at prime plus 1% per annum, which can change with the fluctuations in the prime rate. Monthly payments of interest only in arrears shall be due and payable on the 4th of each month and these have been paid. Principal shall be due and payable on demand from Fleet National Bank. This line of credit is also fully guaranteed by the Company. As of June 30, 2005, the outstanding balance payable to Fleet totaled $100,000.

NOTE 8 - DUE TO RELATED PARTIES
-------------------------------

      Pursuant to the spin-off, the Company entered into an Administrative Services Agreement whereby iVoice will provide the Company with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting, and other areas where the Company may need transitional assistance and support following the spin-off distribution. The term of the agreement commences upon the effective date of the spin-off and continues for two years, but may be terminated earlier under certain circumstances, including a default, and may be renewed for additional one-year terms. In exchange for services under the administrative services agreement, Trey Resources has agreed to pay iVoice an annual fee of $95,000. On May 16, 2005, the iVoice, Inc terminated its administrative services agreement with the Company and iVoice agreed to accept the assignment of 10 million shares of Laser Energetics Class A Common Stock as settlement of all Administrative Fees owed by the Company. The value of the exchanged securities was determined to be $64,891.

      Pursuant to the spin-off transaction from iVoice, the Company has assumed a promissory note totaling $250,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non- Executive Chairman of the Board of Trey Resources. This amount is related to funds loaned to iVoice and is unrelated to the operations of Trey. The note bears interest at the rate of 9.5% per annum on the unpaid balance until paid or until default. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of Trey Resources, Inc., par value $0.00001, for each dollar owed, (ii) the number of Class A common stock shares of iVoice, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A common stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

      Pursuant to the employment contract dated January 1, 2003 between the Company and Jerome Mahoney, the Non-Executive Chairman of the Board, Mr. Mahoney is to receive a salary of $180,000 per year subject to 10% increases every year thereafter, as well as a monthly unaccountable travel expense allowance of $725, an auto allowance of $800 and a health insurance allowance of $1,400 per month. Also, pursuant to the employment

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004


      contract with Mr. Mahoney, following the completion of the spin-off from its former parent company, iVoice Inc., which occurred on February 11, 2004, Mr. Mahoney is entitled to receive a one-time payment of $350,000.

      Total amounts owed to Mr. Mahoney at June 30, 2005, representing unpaid salary, unpaid expense and auto allowances, the one-time payment in connection with the spin-off, liabilities assumed in the spin-off transaction and interest on the liabilities assumed in the spin-off totaled $913,362.

      Pursuant to the employment contract dated September 15, 2003 between the Company and Mark Meller, the President, Chief Executive Officer and Chief Financial Officer of Trey Resources, Mr. Meller is to receive a salary of $180,000 per year subject to 10% increases every year thereafter, as well as a monthly unaccountable travel expense allowance of $600 and an auto allowance of $800. Also, pursuant to the employment contract dated September 15, 2003 between the Company and Mr. Meller, following the completion of the spin-off from its former parent company, iVoice Inc., which occurred on February 11, 2004, Mr. Meller is entitled to receive a one-time payment of $350,000. In addition, Mr. Meller was awarded a cash bonus of $114,800 on September 14, 2004. The bonus has been accrued, but has not as yet been paid.

      Total amounts owed to Mr. Meller at June 30, 2005, representing unpaid salary, unpaid expense and auto allowances, and the one-time payment in connection with the spin-off, totaled $620,968.

      Mr. Mahoney and Mr. Meller have agreed to defer payment of any monies due and owing them representing fixed compensation, which have been accrued on the Company's balance sheet, and the one-time payment in connection with the spin-off, until such time as the Board of Directors determines that the Company has sufficient capital and liquidity to make such payments. Mr. Mahoney and Mr. Meller have further agreed, however, to accept payment or partial payment, from time to time, as determined in the sole discretion of the Board of Directors in the form of cash, the Company's Class A Common Stock and/or the Company's Class B Common Stock.

      In connection with the acquisition of SWK, Inc, the Company assumed a note payable to Gary Berman, a former shareholder of SWK, Inc. and current shareholder of Trey. On April 1, 2004, Mr. Berman loaned the company $25,000 pursuant to the Agreement and Plan of Merger and Reorganization among Trey, SWK and SWK Technologies, Inc. The unsecured note bears interest at 5% per annum and is payable in bi-weekly amounts of $217. At June 30, 2005, the outstanding balance to Mr. Berman was $19,391.

      In connection with the acquisition of SWK, Inc, the Company assumed a note payable to Lynn Berman, a former shareholder of SWK, Inc. and current shareholder of Trey. On April 1, 2004, Ms. Berman loaned the company $25,000 pursuant to the Agreement and Plan of Merger and Reorganization among Trey, SWK and SWK Technologies, Inc. The

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004


      unsecured note bears interest at 5% per annum and is payable in bi-weekly amounts of $217. At June 30, 2005, the outstanding balance to Ms. Berman was $19,391.

      In connection with the acquisition of Business Tech Solutions Group, Inc, the Company agreed to collect the outstanding receivables of Business Tech and to remit the collected funds to the owner of Business Tech within 30 days of receipts. At June 30, 2005, the Company owed the Business Tech owner $742.

NOTE 9 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

      o In June 2005, the Company relocated its primary office space from 293 Eisenhower Parkway to 5 Regent Street, Livingston, New Jersey. The rent on this new space is $7,423 per month. This lease expires in August 2010. The Company also leases 1,090 square feet at 777 Passaic Avenue, Clifton, NJ and an office in Long Island at 900 Walt Whitman Road, Melville, NY for $1,908 per month and $932 per month, respectively. The Long Island lease expires in February 2008.

            The Company maintains a good relationship with its landlords and believes that these facilities will be adequate for the foreseeable future.

      o See Note 8 to the Financial Statements for information related to the employment agreements between Jerome Mahoney and Mark Meller.

      o The Company has entered into a subscription agreement with certain purchasers for the sale of $140,000 in convertible debentures. The notes are convertible into Class A common stock at the discretion of the holders.

      o In January 2003, as subsequently amended retroactively to January 27, 2003, the Company entered into an Equity Line of Credit with Cornell Capital Partners, LP. Pursuant to the Equity Line of Credit, the Company, at their discretion, may periodically sell to Cornell Capital Partners shares of Class A common stock for a total purchase price of up to $10.0 million to raise funds for its working capital needs. For each share of Class A common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the 5 lowest closing bid prices on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. In addition, Cornell Capital Partners, L.P. has received as additional compensation, those number of Class A Common Stock shares equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on that date in which the registration statement filed by the Company to effectuate the spin - off goes effective (February 2004). Pursuant to the agreement with Cornell Capital Partners, LP, the Company has registered for resale on Form SB-2, shares of Class A common stock with the Securities and Exchange Commission. The offering

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004


            terminates 24 months after the Securities and Exchange Commission declared the registration statement effective.

      o During 2004 and 2005, the Company issued six promissory notes payable to Cornell Capital Partners, LP totaling $2,500,000 for advances on the equity-line financing agreement entered into with Cornell in January 2003. The notes mature 120 days from the date of issue with interest accruing at either 12% or 24% per annum on any balance left unpaid after the maturity date. It is anticipated that the notes, plus any accrued interest, will be paid through the issuance of Class A common shares registered for resale with Securities and Exchange Commission.

      o The Company assumed a total of $324,000 in accrued liabilities and related party debt outstanding and incurred by iVoice. The terms and conditions of the liabilities and debt being assumed are as follows:

            Kevin Whalen, a former officer of iVoice, is owed $74,000 in amounts due for unpaid salary from iVoice and is unrelated to the operations of Trey. A portion of this amount is convertible into Class A Common Stock of Trey calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the average closing bid price of Class A Common Stock of Trey for the five (5) business days immediately preceding the conversion date. As of June 30, 2005, Mr. Whalen has received $4,500 in cash and $20,000 in Class A Common Stock leaving a balance due of $49,500.

            The Company has also assumed an outstanding promissory note in the amount of $250,000 payable to Mr. Mahoney, President and Chief Executive Officer of iVoice and Non- Executive Chairman of the Board of Trey Resources. This amount is related to funds loaned to iVoice and is unrelated to the operations of Trey. The terms of this obligation are further discussed in Note 8.

NOTE 10 - COMMON STOCK
----------------------

            In accordance with its Certificate of Incorporation as amended on April 24, 2003, the Company is authorized to issue 10,000,000,000 shares of Class A common stock at $.00001 par value; 50,000,000 shares of Class B Common Stock, par value $.00001; and 20,000,000 shares of Class C Common Stock, par value $.00001. Additionally, the board of directors has the rights to prescribe and authorize the issuance of 1,000,000 preferred shares, $1.00 par value.

      CLASS A COMMON STOCK

            Class A Common Stock consists of the following as of June 30, 2005:
            10,000,000,000 shares of authorized common stock with a par value of $.00001, 68,244,093 shares were issued and outstanding. Each holder of Class A common stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004


            legally available for the payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance the growth objectives.

            For the six months ending June 30, 2005, the company had the following transactions in its Class A common stock:

      o The Company issued 350,000 shares of Class A common stock as compensation for marketing services valued at $13,650.

      o The Company issued 2,010,724 shares of Class A common stock pursuant to the employment agreement with Andrew Rudin, valued at $75,000.

      o The Company issued 26,363,657 shares of Class A common stock with a total value of $617,839. Of this amount, $504,723 was for repayment of principal and $80,613 in interest on outstanding notes payable, issued as advances on the equity line financing with Cornell Capital Partners, LP. The balance of $32,503 represents discount on conversions of the principal and interest on the advances on the equity line to common stock.

      o The Company issued 9,162,792 shares of its Class A common stock with a total value of $237,902 to officers of the Company as repayment of accrued salaries. Of this amount, $98,286 was for repayment of principal and $139,616 represents discount on conversions.

      o The Company issued 1,367,292 shares of Class A common stock for compensation and bonuses to employees of SWK Technologies, Inc. valued at $54,692.

      o The Company issued 270,270 shares of Class A common stock for a partial repayment of an obligation to a previous officer of iVoice, Inc. valued at $10,000.

      CLASS B COMMON STOCK

            Class B Common Stock consists of 50,000,000 shares of authorized common stock with a par value of $0.00001. Class B stock has voting rights of 100 to 1 with respect to Class A Common Stock. As of June 30, 2005, no shares were issued and outstanding; Class B common stockholders are entitled to receive dividends in the same proportion as the Class B Common Stock conversion and voting rights have to Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 50% discount of the lowest price that Trey had ever issued its Class A Common Stock. Upon the liquidation, dissolution,

                      TREY RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004


            or winding - up of the Company, holders of Class B Common Stock will be entitled to receive distributions.

      CLASS C COMMON STOCK

            Class C Common Stock consists of 20,000,000 shares of authorized common stock with a par value of $0.00001. Class C stock has voting rights of 1,000 to 1 with respect to Class A Common Stock. As of June 30, 2005, no shares were issued or outstanding.

      PREFERRED STOCK

            Preferred Stock consists of 1,000,000 shares of authorized preferred stock with $1.00 par value. As of June 30, 2005, no shares were issued or outstanding.

NOTE 11 - SUBSEQUENT EVENTS

      o On July 15, 2005, the Company engaged the services of Thornhill Capital LLC to advise and assist the Company in mergers, acquisitions and in developing an effective business strategy to increase shareholder value. The Company will issue 3,000,000 warrants to Thornhill for services provided during the term of the agreement at an exercise price of $.015 per share. The warrants will have a seven-year maturity and have piggy back registration rights.

      o On July 15, 2005, the Company issued 2,223,746 shares of its Class A common stock with a total value of $66,712 for legal services provided to the Company during its formation and subsequent reviews and filings. Of this amount, $15,636 was for these services and $51,076 represents discount on beneficial conversions.

      o On July 12, 2005, the Company issued 2,500,000 shares of its Class A common stock with a total value of $80,000 to officers of the Company as repayment of accrued salaries. Of this amount, $17,500 was for repayment of principal and $62,500 represents discount on conversions.

      o On July 22, 2005, the Company issued 3,500,000 shares of its Class A common stock to Cornell Capital for their escrow holding account pursuant to the Equity Line Credit. These shares were issued with a restrictive legend pending effectiveness of a Post Effective Amendment to the Form SB-2 being filed by the Company for those shares issuable pursuant to the Equity Credit Line with Cornell Capital Partners, LP.

                                   PROSPECTUS
                                  _____________


                  1,117,321,098 Shares of Class A Common Stock


                              TREY RESOURCES, INC.


                              ______________, 2005

            We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Trey Resources, Inc. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

                                       _____________

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

      o     except the common stock offered by this prospectus;

      o in any jurisdiction in which the offer or solicitation is not authorized;

      o in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

      o to any person to whom it is unlawful to make the offer or solicitation; or

      o to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

 o there have been no changes in the affairs of Trey Resources, Inc. after the date of this prospectus; or

 o the information contained in this prospectus is correct after the date of this prospectus.

                                  _____________

ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      We amended and restated by-laws provide that we shall indemnify our directors and officers to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware.

      Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

      Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

      Our restated certificate of incorporation also provides that no director shall be liable to us or our stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee.

      SEC registration fee                                         $1,891
      Transfer agent's, trustee's and depository's
        fees and expenses
      Printing and engraving expenses                              75,606
      Legal fees and expenses                                      43,933
      Accounting fees and expenses                                 11,500
      Miscellaneous                                                 3,218
                                                                 --------

                        Total expenses                           $136,148
                                                                 --------
                                                                 --------


                     RECENT SALES OF UNREGISTERED SECURITIES

      Since February 2004, the Company issued the following unregistered securities pursuant to various exemptions from registration under the Securities Act of 1933:

      o From January 19, 2005 to April 18, 2005, the Company issued 9,162,792 shares of its Class A Common Stock with a total value of $237,902 to officers of the Company as repayment of accrued salaries. Of this amount, $98,286 was for repayment of principal and $139,616 represents discount on conversions.

      o From January 1, 2005 to May 31, 2005, the Company issued 26,363,657 shares of Class A Common Stock with a total value of $617,839. Of this amount, $504,723 was for repayment of principal and $80,613 in interest on outstanding notes payable, issued as advances on the equity line financing with Cornell Capital Partners, LP. The balance of $32,503 represents discount on conversions of the principal and interest on the advances on the equity line to Class A Common Stock.

      o On March 1, 2005, the Company issued 2,010,724 shares of Class A Common Stock at $ 0.37 per share valued at $75,000 to Andrew Rudin pursuant to an employment agreement.

      o On February 8, 2005, the Company issued 350,000 shares of Class A Common Stock at $ 0.39 per share to Evergreen Marketing as compensation for marketing services valued at $13,650.

      o On March 2, 2005 the Company issued 1,367,292 shares of Class A common stock for compensation and bonuses to certain employees of the Company's wholly-owned subsidiary, SWK Technologies, Inc. valued at $54,692.

      o On February 16, 2005, the Company issued 270,270 shares of Class A common stock to a consultant who provided accounting advisory services to the Company valued at $10,000.

      o During the year ended December 31, 2004, the Company issued 20,000 shares of Class A Common Stock for placement fees associated with the Equity Line of Credit with Cornell Capital valued at $8,000.

      o During the year ended December 31, 2004, the Company issued 110,000 shares of Class A Common Stock with a total value of $17,600 for administrative and consulting services.

      o During the year ended December 31, 2004, the Company issued 15,127,179 shares of Class A Common Stock with a total value of $846,334. Of this amount, $800,000 was for repayment of principal and $4,024 in interest on outstanding notes payable, issued as advances on the equity line financing with Cornell Capital Partners, LP. The balance of $42,310 represents discount on conversions of the principal and interest on the advances on the equity line to Class A Common Stock.

      o During the year ended December 31, 2004, the Company issued 45,000 shares of Class A Common Stock with a total value of $18,000 for fees associated with the Equity Line of Credit with Cornell Capital.

      o During the year ended December 31, 2004, the Company issued 2,444,177 shares of its Class A Common Stock for the repayment of $125,000 in principal, $5,138 in interest and $32,535 for amortization of conversion discount on its 5% Convertible Debentures.

      o During the year ended December 31, 2004, the Company issued 2,750,000 shares of the Class A Common Stock with a total value of $550,000 to the shareholders of SWK, Inc. as consideration for the merger of SWK, Inc. with the Company's wholly-owned subsidiary, SWK Technologies, Inc.

      o During the year ended December 31, 2004, the Company issued 2,064,815 shares of Class A Common Stock with a total value of $111,500 as compensation and bonuses to certain employees of the Company's wholly-owned subsidiary, SWK Technologies, Inc.

      o During the year ended December 31, 2004, the Company issued 648,149 shares of Class A Common Stock with a total value of $35,000 to the shareholder of Business Tech Solutions Group, Inc. as purchase price consideration for the acquisition of certain assets.

      o During the year ended December 31, 2004, the Company issued 212,766 shares of Class A Common Stock with a total value of $10,000 to a consultant who provided accounting advisory services to the Company.

      o During the year ended December 31, 2004, the Company issued 2,400,000 shares of its Class A Common Stock with a total value of $122,400 to officers of the Company as repayment of accrued salaries. Of this amount, $42,000 was for repayment of principal and $80,400 represents discount on conversions.

      o During the year ended December 31, 2004, the Company canceled 10,076 shares of Class A Common Stock that were surrendered by their owner per a previous agreement with the Company.

      We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which covers "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. The Company made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by our Company, after approval by our legal counsel. The Company believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. The Company also believes that the investors had access to the same type of information as would be contained in a registration statement.

                                    EXHIBITS

Exhibit     Description
-------     -----------

3.1 Second Amended and Restated Certificate of Incorporation of Trey Industries, Inc. (1)
3.2         By-laws of Trey Industries, Inc. (1)
4.1 iVoice Acquisition 1, Inc. 5% Convertible Debenture due September 19, 2005 issued to Cornell Capital Partners, LP (1)
4.2 iVoice Acquisition 1, Inc. 5% Convertible Debenture due March 20, 2005 issued to Elma S. Foin (2)
4.3 iVoice Acquisition 1, Inc. 5% Convertible Debenture due March 20, 2005 issued to Darryl A. Moy (2)
4.4 iVoice Acquisition 1, Inc. 5% Convertible Debenture due March 20, 2005 issued to Henry Tyler (2)
4.5 iVoice Acquisition 1, Inc. 5% Convertible Debenture due March 20, 2005 issued to Steven R. LeMott (2)
4.6 Employment Agreement, dated March 1, 2005, between SWKTechnologies, Inc., and Andrew Rudin. (4)
4.7 Amendment No. 1 dated March 25, 2005 to the Employment Agreement dated March 1, 2005 by and among SEK Technologies, Inc., Trey Resources, Inc. and Andrew Rudin. (4)
4.8 5% Secured Convertible Debenture dated January 27, 2005 issued by Voyager One, Inc. for the sum of $50,000. (4)
4.9 5% Secured Convertible Debenture dated January 27, 2005 issued by Voyager One, Inc. for the sum of $62,500. (4)
4.10 5% Secured Convertible Debenture dated January 27, 2005 issued by Voyager One, Inc. for the sum of $62,500. (4)
4.11 5% Secured Convertible Debenture dated January 27, 2005 issued by Voyager One, Inc. for the sum of $150,000. (4)
4.12 5% Secured Convertible Debenture dated January 27, 2005 issued by Voyager One, Inc. for the sum of $3,695.21 (4)
4.13 Assignment Agreement dated January 27, 2005 between the Company and Cornell Capital Partners LP. (4)
4.14 Lease dated April 8, 2005 by and between SWK Technologies, Inc., a wholly owned subsidiary of Trey Resources, Inc. and Five Regent Park Associates (5)
4.15 Consulting Agreement dated July 15, 2005 by and between Trey Resources, Inc. and Thornhill Capital, LLC. (5)
5.1         Opinion of McCarter & English, LLP (3)
10.1 Equity Line of Credit Agreement, dated January 27, 2003, between Cornell Capital Partners, LP and Trey Resources, Inc. (2)
10.2 Securities Purchase Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc. and The May Davis Group Inc. (1)

10.3 Escrow Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc., Cornell Capital Partners, LP and Butler Gonzalez LLP (1)
10.4 Registration Rights Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc. and Cornell Capital Partners, LP (1)
10.5 Escrow Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc., The May Davis Group Inc. and Butler Gonzalez LLP (1)
10.6 Investor Registration Rights Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc. and The May Davis Group, Inc. (1)
10.7 Guaranty, dated January 27, 2003, by iVoice, Inc. in favor of The May Davis Group, Inc. (1)
10.8 Employment Agreement, dated January 1, 2003, between iVoice Acquisition 1, Inc. and Jerome Mahoney (1)
10.9 Employment Agreement, dated September 15, 2003, between Trey Resources, Inc. and Mark Meller (1)
10.10 Administrative Services Agreement, dated February 22, 2003, between iVoice Inc. and iVoice Acquisition 1, Inc. (1)
23.1        Consent of Bagell, Josephs and Company, LLC*
23.2        Consent of McCarter & English, LLP (included in Exhibit 5.1) (3)

________________________

* Filed herewith.

(1) Previously filed as an exhibit to Amendment No. 1 to Form SB-2 filed on November 25, 2003, File No. 333-109454 and incorporated by reference.

(2) Previously filed as an exhibit to Amendment No. 1 to Form SB-2 filed on December 22, 2003, File No. 333-109997 and incorporated by reference.

(3) Previously filed as an exhibit to Amendment No. 3 to Form SB-2 on February 11, 2004, File No. 333-109997 and incorporated by reference.

(4) Previously filed on Form 10QSB for the three months ended March 31, 2005, File No. 000-50302 and incorporated by reference.

(5) Previously filed on Form 10QSB for the three months ended June 30, 2005, File No. 000-50302 and incorporated by reference.

                                  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned on September 14, 2005.


                                    TREY RESOURCES, INC.

                                    By: /s/ Mark Meller
                                       ---------------------------------------
                                       Mark Meller
                                       President, Chief Executive Officer and
                                       Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                           Date
---------                   -----                           ----

/s/ Jerome R. Mahoney       Non-Executive Chairman of       September 14,  2005
---------------------       the Board and Director
Jerome R. Mahoney

/s/ Mark Meller             President, Chief Executive      September 14,  2005
---------------------       Officer, Chief Financial
Mark Meller                 Officer and Director

/s/ John C. Rudy            Director                        September 14,  2005
---------------------
John C. Rudy



                                      II-6